As filed with the Securities and Exchange Commission on November 13, 2009.

File No. 333-162547

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT
NO. 1 TO
FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GSME ACQUISITION PARTNERS I

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	6770	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

762 West Beijing Road
Shanghai, PRC 200041
(86) 21-6271-6777

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Eli D. Scher, Chief Executive Officer
GSME Acquisition Partners I
762 West Beijing Road
Shanghai, PRC 200041
(86) 21-6271-6777

Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
(212) 818-8800

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 – Facsimile	Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Asim Grabowski-Shaikh, Esq. Ellenoff Grossman & Schole LLP 150 East 42nd Street New York, NY 10017 (212) 370-1300 (212) 370-7889 – Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Ordinary Share, $.001 par value, and one Warrant(2)	4,140,000 Units	$10.00	$41,400,000	$2,310.12
Ordinary Shares included as part of the Units	4,140,000 Shares	—	—	—	(3)
Warrants included as part of the Units	4,140,000 Warrants	—	—	—	(3)
Ordinary Shares underlying the Warrants included in the Units(4)	4,140,000 Shares	$11.50	$47,610,000	$2,656.64
Representative’s Unit Purchase Option	1	$100	$100	—	(3)
Units underlying the Representative's Unit Purchase Option (“Representative's Units”)(4)	360,000 Units	$15.00	$5,400,000	$301.32
Ordinary Shares included as part of the Representative’s Units(4)	360,000 Shares	—	—	—	(3)
Warrants included as part of the Representative’s Units(4)	360,000 Warrants	—	—	—	(3)
Ordinary Shares underlying the Warrants included in the Representative’s Units(4)	360,000 Shares	$11.50	$4,140,000	$231.01
Total			$98,550,100	$5,499.09	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 540,000 Units and 540,000 Ordinary Shares and 540,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee required pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.
(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, NOVEMBER 13, 2009

PROSPECTUS

$36,000,000

GSME ACQUISITION PARTNERS I

3,600,000 Units

GSME Acquisition Partners I is a limited life exempted company organized as a blank check company for the purpose of acquiring, through a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, an operating business, or control of an operating business through contractual arrangements, that has its principal operations located in the People’s Republic of China. As a limited life exempted company, we will continue in existence only until _________, 2010 [twelve months from the consummation of this offering]. In addition, if we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination prior to , 2010 [twelve months from the consummation of this offering], we will have an additional six months to consummate a business combination. Pursuant to our memorandum and articles of association, if we fail to consummate a business combination within these time limits, our corporate existence will automatically cease and we will liquidate and distribute the proceeds held in the trust account (described below) to our public shareholders. Our efforts to identify a prospective target business will not be limited to a particular industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit that we are offering has a price of $10.00 and consists of one ordinary share and one warrant. Each warrant entitles the holder to purchase one ordinary share at a price of $11.50. Each warrant will become exercisable upon the completion of a business combination and will expire on  , 2014 [five years from the date of this prospectus], or earlier upon redemption.

We have granted Cohen & Company Securities, LLC, the representative of the underwriters, a 45-day option to purchase up to 540,000 units (over and above the 3,600,000 units referred to above) solely to cover over-allotments, if any. The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Cohen & Company Securities, LLC, for $100, as additional compensation, an option to purchase up to a total of 360,000 units at $15.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

Eli D. Scher, our chief executive officer, Larry Wizel, a consultant of ours, and MCK Capital Co., Limited, an entity controlled by Jing Dong Gao, our chairman of the board, have committed to purchase from us an aggregate of 3,600,000 warrants at $0.50 per warrant (for a total purchase price of $1,800,000). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from the purchases will be placed in the trust account described below. The “insider warrants” to be purchased by these individuals will be identical to warrants underlying the units being offered by this prospectus except that the insider warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by these purchasers or their affiliates. The purchasers have agreed that such warrants will not be sold or transferred by them until 60 days after we have completed a business combination.

There is presently no public market for our units, ordinary shares or warrants. The units will be quoted on the OTC Bulletin Board under the symbol  on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the ordinary shares and warrants will be quoted on the OTC Bulletin Board under the symbols  and , respectively. We cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board. We do not currently intend to list our securities on any foreign exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 18 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation to subscribe for shares may be made to the public in the Cayman Islands.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses, to Us
Per unit	$10.00	$0.70	$9.30
Total	$36,000,000	$2,520,000	$33,480,000

(1)	Of the underwriting discount and commissions, $1,440,000 ($0.40 per unit) is being deferred by the underwriters and will not be payable by us to the underwriters unless and until we consummate a business combination. Additionally, the entire 7% discount payable on any units sold pursuant to the over-allotment option shall be deferred and paid only upon the consummation of our initial business combination.

Upon consummation of the offering, an aggregate of $36,000,000 (or $10.00 per unit sold to the public in this offering) will be deposited into a trust account at Morgan Stanley Smith Barney, maintained by Continental Stock Transfer & Trust Company acting as trustee. These funds will not be released to us until the earlier of the completion of a business combination and our liquidation (which may not occur until __________, 2011 [eighteen months from the date of this prospectus]).

We are offering the units for sale on a firm-commitment basis. Cohen & Company Securities, LLC acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about  , 2009.

Cohen & Company Securities, LLC

 , 2009

GSME ACQUISITION PARTNERS I

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•	references to “we,” “us” or “our company” refer to GSME Acquisition Partners I;
•	“initial shareholders” refers to all of our shareholders prior to this offering, including all of our officers and directors;
•	“initial shares” refers to the 1,380,000 ordinary shares currently held by our initial shareholders after taking into account the initial issuance of 1,293,750 ordinary shares to our initial shareholders in March 2008 for $25,000 and a subsequent share dividend of approximately 0.067 ordinary shares for each outstanding ordinary share on September 25, 2009;
•	“insider warrants” refers to the 3,600,000 warrants we are selling privately to MCK Capital Co., Limited, Eli D. Scher and Larry Wizel upon consummation of this offering;
•	references to “China” or the “PRC” refer to the People’s Republic of China as well as the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan;
•	references to “$” refer to the legal currency of the United States;
•	references to “RMB” refer to Renminbi, the legal currency of the PRC;
•	“Companies Law” refers to the Companies Law (Revised) of the Cayman Islands;
•	the term “public shareholders” means the holders of the ordinary shares which are being sold as part of the units in this public offering (whether they are purchased in the public offering or in the aftermarket), including any of our initial shareholders to the extent that they purchase such shares; and
•	unless otherwise specified, the information in this prospectus assumes that the representative of the underwriters will not exercise its over-allotment option.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

We are a Cayman Islands limited life blank check company organized on March 27, 2008 as an exempted company with limited liability. Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands. As an exempted company, we are able to avoid direct taxation from the Cayman Islands government for a period of 20 years if such direct taxation were ever introduced in the Cayman Islands by obtaining a tax undertaking from the Cayman Islands government.

Pursuant to our memorandum and articles of association, we were formed with the purpose of acquiring, through a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, an operating business, or control of such operating business through contractual arrangements, that has its principal operations located in the PRC. Our efforts to identify a prospective target business will not be limited to a particular industry.

Our management team, consultants and advisors represent a mix of entrepreneurs and investment and financial professionals with extensive operating and transactional experience in the PRC. We believe that the combination of our backgrounds and networks will provide us with access to unique opportunities to effect a transaction.

Opportunities for market expansion have emerged for businesses with operations in China due to certain changes in the PRC’s political, economic and social policies as well as certain fundamental changes affecting the PRC and its neighboring countries. We believe that China represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including, among other things, increased government focus within China on privatizing assets, improving foreign trade and encouraging business and economic activity, which have led China to have one of the highest gross domestic product growth among major industrial countries in the world as well as strong growth in many sectors of its economy driven by emerging private enterprises. Notwithstanding the foregoing, business combinations with companies having operations in the PRC entail special considerations and risks, including the need to obtain financial statements audited or reconciled in accordance with U.S. generally accepted accounting principles, or GAAP, or prepared or reconciled in accordance with the International Financial Reporting Standards of potential targets that have previously kept their accounts in accordance with GAAP of the PRC, the possible need for restructuring and reorganizing corporate entities and assets and the requirements of complex Chinese regulatory filings and approvals. These may make it more difficult for us to consummate a business combination.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

We will have until , 2010 [twelve months from the consummation of this offering] to consummate a business combination. In addition, if we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination prior to , 2010 [twelve months from the consummation of this offering], we will have an additional six months to consummate a business combination. Pursuant to our memorandum and articles of association, if we fail to consummate a business combination by (y) , 2010 [twelve months from the consummation of this offering] or (z) , 2011 [18 months from the consummation of this offering] if the period to consummate our business combination has been extended, our corporate existence will automatically cease and we will liquidate and distribute the proceeds held in the trust account to our public shareholders.

Our initial business combination must be with a target business or businesses whose collective fair market enterprise value is at least equal to 80% of the gross offering proceeds at the time of the execution of a definitive agreement for our initial business combination, although this may entail simultaneous acquisitions of several operating businesses. The fair market enterprise value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (typically meaning more than 50% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market enterprise value equal to at least 80% of the gross offering proceeds at the time of the execution of a definitive agreement for our initial business combination. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

The target business or businesses that we acquire may have a collective fair market enterprise value substantially in excess of 80% of the gross offering proceeds at the time of the execution of a definitive agreement for our initial business combination. Accordingly, we could consummate a business combination in which we acquire two separate target businesses where neither has a fair market enterprise value that exceeds 80% of the gross offering proceeds but do so on a collective basis. In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. If we issue securities in order to consummate a business combination, our shareholders could end up owning a minority of the combined company as there is no requirement that our shareholders own a certain percentage of our company after our business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

We are a company incorporated under the laws of the Cayman Islands, and substantially all of our assets will be located outside the United States. In addition, certain of our directors and officers are nationals or residents of jurisdictions other than the United States, including the PRC, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers. Moreover, we have been advised that the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extraction treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the United States federal securities laws.

Our principal executive offices are located at 762 West Beijing Road, Shanghai, PRC 200041 and our telephone number is (86) 21-6271-6777.

THE OFFERING

Securities offered
3,600,000 units, at $10.00 per unit, each unit consisting of one ordinary share and one warrant.
Trading commencement and separation of common stock and warrants
The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin separate trading on the 10th day after the date of this prospectus unless Cohen & Company Securities, LLC informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), subject to our having filed the Form 6-K described below and having issued a press release announcing when such separate trading will begin; provided, however, that in no event shall separate trading occur prior to the exercise in full, or expiration, of the underwriters’ over-allotment option. We will file a Report of Foreign Private Issuer on Form 6-K with the Securities and Exchange Commission, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 6-K. If the over-allotment option is exercised after our initial filing of a Form 6-K, we will file an amendment to the Form 6-K or a new Form 6-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option.
The units will continue to trade along with the ordinary shares and warrants after the units are separated. Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares and warrants.
Securities being purchased by insiders
3,600,000 insider warrants at $0.50 per warrant (for a total purchase price of approximately $1,800,000) will be sold to MCK Capital Co., Limited, Eli D. Scher and Larry Wizel pursuant to letter agreements among us and such purchasers. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The amounts to be paid upon consummation of the private placement will be placed in escrow with our counsel prior to the effectiveness of this registration statement. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by these purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by them until 60 days after we have completed a business combination. In the event of a liquidation prior to our initial business combination, the insider warrants will expire worthless.
Ordinary shares:

Number outstanding before this offering
1,380,000 shares(1)
Number to be outstanding after this offering
4,800,000 shares(2)
Warrants:
Number outstanding before this offering
0 warrants
Number to be sold to insiders
3,600,000 warrants
Number to be outstanding after this offering and sale to insiders
7,200,000 warrants
Exercisability
Each warrant is exercisable for one ordinary share.
Exercise price
$11.50
Exercise period
The warrants will become exercisable upon the completion of a business combination with a target business. However, the warrants will only be exercisable if a registration statement relating to the ordinary shares issuable upon exercise of the warrants is effective and current. The warrants will expire at 5:00 p.m., New York City time, on [], 2014 [five years from the date of this prospectus] or earlier upon redemption.
Redemption
We may redeem the outstanding warrants (excluding the insider warrants but including any outstanding warrants issued upon exercise of the unit purchase option issued to Cohen & Company Securities, LLC), with the prior consent of Cohen & Company Securities, LLC (which consent shall not unreasonably be withheld):
• in whole and not in part,
• at a price of $.01 per warrant at any time while the warrants are exercisable,
• upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the last sales price of our ordinary shares equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall

(1)	This number includes an aggregate of 180,000 ordinary shares that are subject to forfeiture by our initial shareholders if the over-allotment option is not exercised by the underwriters.

(2)	Assumes the over-allotment option has not been exercised and an aggregate of 180,000 ordinary shares have been forfeited by our initial shareholders.

below the $17.50 trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.
The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing ordinary share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.
If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
Proposed symbols for our:

Units
[]
Ordinary shares
[]
Warrants
[]
Offering proceeds to be held in trust
$34,200,000 of the net proceeds of this offering, plus the $1,800,000 we will receive from the sale of the insider warrants, for an aggregate of $36,000,000 or $10.00 per unit sold to the public in this offering, will be placed in a trust account at Morgan Stanley Smith Barney, maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. This amount includes $1,440,000 of underwriting discounts and commissions payable to the underwriters in the offering that is being deferred. The underwriters have agreed that such amount will not be paid to them unless and until we consummate a business combination. Except as set forth below, these proceeds will not be released until the earlier of the completion of a business combination and our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Notwithstanding the foregoing, there can be released to us from the trust account any interest earned on the funds in the trust account (i) that we need to pay our income or other tax obligations and (ii) any remaining interest that we need for our working capital requirements. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially $200,000).
None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.
Limited payments to insiders
There will be no fees or other cash payments paid by us or a target business to our initial shareholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:
• repayment at the closing of this offering of a $125,000 non-interest bearing loan made by Eli D. Scher, our chief executive officer; and

•

reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board of directors or a court of competent jurisdiction if such reimbursement is challenged.
Memorandum and Articles of Association
As discussed below, there are specific provisions in our memorandum and articles of association that may not be amended prior to our consummation of a business combination, including our requirements to seek shareholder approval of such a business combination and to allow our shareholders to seek conversion of their shares if they do not approve of such a business combination. The Companies Law permits a company domiciled in the Cayman Islands to amend its memorandum and articles of association with the approval of the holders of a special majority (at least two-thirds) of such company’s outstanding ordinary shares. A company may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend the provisions relating to our proposed offering, structure and business plan which are contained in Sections 170 through 175 of our memorandum and articles of association, we view these provisions as obligations to our shareholders and will not take any action to amend or waive these provisions.
Our memorandum and articles of association also provides that we will continue in existence only until , 2010 [twelve months from the consummation of this offering], or , 2011 [eighteen months from the consummation of this offering] if the period to complete our business combination has been extended. If we have not completed a business combination by such dates, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. This has the same effect as if our board of directors and shareholders had formally voted to approve our voluntary winding up and dissolution. As a result, no vote would be required from our shareholders to commence such a voluntary winding up and dissolution. We view this provision terminating our corporate life as an obligation to our shareholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.
Shareholders must approve business combination
Pursuant to our memorandum and articles of association, we will seek shareholder approval before we effect any initial business combination, even if the nature of the business combination would not ordinarily require shareholder approval under applicable Cayman Islands law. We view this requirement as an obligation to our shareholders and will not take any action to amend or waive this provision in our memorandum and articles of association. In connection with the vote required for any business combination, all of our initial shareholders, including all of our officers and directors, have agreed to vote the ordinary shares owned by them immediately before this offering in accordance with the majority of the ordinary shares voted by the public shareholders and have agreed to vote any ordinary shares acquired in this offering or in the aftermarket in favor of such proposed business combination. None of our officers, directors, initial shareholders or their affiliates has indicated any intention to purchase units in this offering or any units or ordinary shares from persons in the open market or in private transactions. However, if a significant number of shareholders vote, or indicate an intention to vote, against a proposed business combination, our officers, directors, initial shareholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote.
We will proceed with a business combination only if (i) a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and (ii) public shareholders owning less than 81% of the total number of shares sold in this offering exercise their conversion rights described below, regardless of whether they are voting for or against the proposed business combination (provided that a quorum is in attendance at the meeting, in person or by proxy).
Additionally, if holders of shares sold in this offering indicate an intention to vote against a proposed business combination and/or seek conversion of their shares into cash, we may negotiate arrangements to provide for the purchase of such shares at the closing of such business combination using funds held in the trust account. The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that (A) the holders of a majority of our ordinary shares outstanding vote in favor of a proposed business combination and (B) that holders of fewer than 81% of the total number of shares sold in this offering demand conversion of their shares into cash, regardless of whether they are voting for or against the proposed business combination, where it appears that such requirements would otherwise not be met. All shares purchased pursuant to such arrangements would be voted in favor of the proposed business combination. The maximum cash purchase price that will be offered by us to the holders of shares will be the per-share conversion price at the time of the business combination. However, if we pay fees to third parties (“aggregators”) to assist us in purchasing shares (and thereby influencing the vote), such fees could reduce the resulting per share book value of our combined company following the transaction. The proxy materials sent to shareholders in connection with a vote on a proposed business combination would disclose the risks of engaging aggregators and that the fees payable to such aggregators could have an impact on the resulting per share book value following the transaction. Additionally, the funds in our trust account that are so used will not be available to us after the merger and therefore we may not have sufficient funds to effectively operate our business going forward. The depletion of the funds in our trust account used for the foregoing purposes could impact our ability to consummate the business combination (for instance, if a condition to consummating the business combination is that the target has access to a minimum amount of funds from our trust account following the closing). Nevertheless, we believe entering into these types of transactions would still be in our remaining shareholders best interests because the transaction would be able to be completed rather than forcing us to liquidate when such remaining shareholders favored the transaction.
Conversion rights
Pursuant to our memorandum and articles of association, public shareholders voting against a proposed business combination will be entitled to convert their stock for $10.00 per share. In addition, any public shareholder will have the right to vote for the proposed business combination and demand that such shareholder’s shares be converted into a pro rata share of the trust account (which amount, when aggregated with the right to receive an additional $0.30 per eligible share pursuant to the letter of credit described below, is initially anticipated to be approximately $10.30 per share). Our initial business combination will not be completed if 81% or more of the public shareholders seek conversion of their ordinary shares, regardless of whether they are voting for or against the proposed business combination. Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) will be restricted from seeking conversion rights with respect to 10% or more of the ordinary shares sold in this offering. Such a public shareholder would still be entitled to vote against a proposed business combination with respect to all ordinary shares owned by him or his affiliates. We believe this restriction will prevent shareholders from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their shares at a significant premium to the then current market price. By limiting a shareholder’s ability to convert no more than 10% of the ordinary shares sold in this offering, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders.
We view the right to seek conversion as an obligation to our shareholders and will not take any action to amend or waive this provision in our memorandum and articles of association. Our initial shareholders will not have such conversion rights with respect to any ordinary shares owned by them, directly or indirectly, whether acquired by them prior to this offering or purchased by them in this offering or in the aftermarket.
Public shareholders who convert their stock, regardless of whether they vote for or against our initial business combination, will continue to have the right to exercise any warrants they may hold.
An eligible shareholder may request conversion at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose. Additionally, we may require public shareholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker

$35 and it would be up to the broker whether or not to pass this cost on to the converting holder.
The proxy solicitation materials that we will furnish to shareholders in connection with the vote for any proposed business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time the shareholder received our proxy statement through the vote on the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the shareholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, we cannot assure you of this fact. Please see the risk factor titled “We may require shareholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights” for further information on the risks of failing to comply with these requirements.
Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a shareholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically).
If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target. If the initial business combination is not approved or completed for any reason, then public shareholders who exercised their conversion rights would not be entitled to convert their ordinary shares. In such case, if we have required public shareholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public shareholder.
Because converting shareholders will receive their proportionate share of deferred underwriting compensation at the time of closing of our business combination, the non-converting shareholders will bear the financial effect of such payments to both the converting shareholders and the underwriters as a consequence of the reduction in our net assets resulting from such distribution.
Letter of Credit
Upon closing of the offering, Cohen & Company Securities, LLC shall cause a letter of credit from an internationally recognized bank to be issued to us in an amount equal to $0.30 per share sold in this offering. The proceeds of the letter of credit shall not be held in trust or comprise any portion of any pro-rata distribution of our trust account. We shall draw on the letter of credit in order to distribute $0.30 per qualified share to certain of our public shareholders, which amount shall be in addition to any pro-rata distribution from our trust account. The $0.30 per share amount provided by the letter of credit shall be distributed upon (i) the consummation of our business combination to each of our public shareholders for each ordinary share voted in favor of the business combination and properly converted, (ii) our liquidation, in the event that a business combination was presented to our public shareholders for approval but not consummated, to each of our public shareholders for each ordinary share voted in favor of such proposed business combination, or (iii) our liquidation, in the event that no business combination is presented to our public shareholders for a vote, to each of our public shareholders. We may draw on the letter of credit solely to the extent necessary to pay each eligible holder an additional $0.30 per eligible share upon the earlier to occur of our business combination or liquidation. After we draw on the letter of credit, it shall be cancelled and, in the event we have completed a business combination, we will issue to Cohen & Company Securities, LLC a demand secured first priority promissory note in an amount equal to the amount we draw on the letter of credit bearing annual interest at the rate of 8%, payable quarterly, with a default interest rate of 13%.
Liquidation if no business combination
As described above, if we fail to consummate a business combination by , 2010 [twelve months from the consummation of this offering] or __________, 2011 [eighteen months from the consummation of this offering] if the period to complete our business combination has been extended, it will trigger our automatic dissolution and liquidation pursuant to the terms of our memorandum and articles of association. As a result, this has the same effect as if we had formally went through a voluntary liquidation procedure under the Companies Law.
If we have not presented to public shareholders a proposed business combination by such time period, public shareholders shall be entitled to receive a pro rata share of the trust account in addition to the per eligible share amount of $0.30 pursuant to the letter of credit (which aggregate amount is initially anticipated to be approximately $10.30 per share). If, prior to our liquidation, we have presented to public shareholders a proposed business combination that ultimately was not approved, the public shareholders that voted against the last proposed business combination before liquidation or did not vote on such business combination shall be entitled to receive only $10.00 per ordinary share, and those public shareholders who voted for the proposed business combination and continued to hold their shares until liquidation shall be entitled to receive a pro rata share of the trust account in addition to the per eligible share amount of $0.30 pursuant to the letter of credit (which aggregate amount is initially anticipated to be approximately $10.30 per share). If we are forced to liquidate, under the Companies Law, a liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. We anticipate we would distribute to our public shareholders the amount in our trust account (including any accrued interest) plus any remaining net assets (subject to our provision for creditors) shortly following expiration of the 21 day period as part of our plan of dissolution and distribution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more) for up to four years following our dissolution. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Jing Dong Gao and Eli D. Scher have contractually agreed that, if we liquidate prior to the consummation of a business combination, they will be personally liable to ensure that the proceeds in the trust account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Accordingly, if a claim brought by a target business or vendor did not exceed the amount of funds available to us outside of the trust account or available to be released to us from interest earned on the trust account balance, Messrs. Gao and Scher would not have any personal obligation to indemnify such claims as they would be paid from such available funds. However, if a claim exceeded such amounts, the only exceptions to the obligations of Messrs. Gao and Scher to pay such claim would be if the party executed a valid and binding waiver agreement enforceable under law. We have questioned such individuals on their financial net worth and reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that they will be able to satisfy those obligations if they are required to do so. Furthermore, as our board cannot waive these indemnification obligations, because it would be a breach of their fiduciary obligations, if they refused to satisfy their obligations, we would be required to bring a claim against them to enforce our indemnification rights. Accordingly, although such agreements are legally binding obligations on the part of Messrs. Gao and Scher, as such individuals are residents of jurisdictions other than the Cayman Islands, we may have difficulty enforcing our rights under such agreements. Therefore, we cannot assure you that the per-share distribution from the trust fund, if we liquidate, will not be less than approximately $10.00 or $10.30 (as the case may be).
Our initial shareholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Jing Dong Gao and Eli D. Scher have contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have contractually agreed not to seek repayment for such expenses.
Escrow of initial shares
On the date of this prospectus, all of our initial shareholders, including all of our officers and directors, will place their initial shares into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as (i) transfers to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by certain pledges to secure obligations incurred in connection with purchases of our securities or (vi) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement), these shares will not be transferable during the escrow period. These shares will not be released from escrow until (i) with respect to 20% of such shares, upon consummation of our initial business combination, (ii) with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, (iii) with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $14.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, (iv) with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $16.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination and (v) with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $20.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination or earlier, in any case, if, following a business combination, we engage in a subsequent transaction resulting in our shareholders having the right to exchange their shares for cash or other securities. Our initial shareholders have agreed that up to a maximum of 180,000 of the initial shares will be forfeited by them if the underwriters’ over-allotment option is not exercised in full to the extent necessary to ensure that the number of shares they hold equals 25% of the outstanding ordinary shares after this offering and the exercise, if any, of the underwriters’ over-allotment option.

Conflicts of Interest

As a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity. We cannot assure you that any conflict will be resolved in our favor.

Under Cayman Islands law, our directors have a duty of loyalty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our amended and restated memorandum and articles of association. In certain limited circumstances, a shareholder has the right to seek damages if a duty owed by our directors is breached.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have. The following table summarizes the relevant pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Affiliated Company	Name of Individual	Priority/Preference Relative to GSME Acquisition Partners I
Media Communication Group	Jing Dong Gao Eli D. Scher Zhong Wen Lin	Each of these individuals will be required to present all business opportunities which are suitable for Media Communication Group to Media Communication Group prior to presenting them to us. Media Communication Group is a high-technology media business.
Fundamental Films	Jing Dong Gao Eli D. Scher	Each of these individuals will be required to present all business opportunities which are suitable for Fundamental Films to Fundamental Films prior to presenting them to us. Fundamental Films is a film distribution and production company.

Risks

In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419.” Additionally, our initial security holders’ initial equity investment is $985,000 below that which is required under the guidelines of the North American Securities Administrators’ Association, Inc. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 18 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	December 31, 2008
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(129,901)	$34,725,099
Total assets	161,033	36,165,099
Total liabilities	145,000	1,440,000
Value of ordinary shares which may be converted for cash	—	29,159,990
Shareholders’ equity	16,033	5,565,109

(1)	Includes the $1,800,000 we will receive from the sale of the insider warrants.

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

The “as adjusted” working capital and total assets amounts include the $36,000,000 to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The total amount to be placed in trust includes $1,440,000 (or approximately $0.40 per share) of deferred underwriting discounts and commissions payable to the underwriters in the offering only if we consummate a business combination. If a business combination is not so consummated, the trust account, less amounts we are permitted to withdraw as described in this prospectus, will be distributed solely to our public shareholders (subject to our obligations under Cayman Islands law to provide for claims of creditors).

We will not proceed with a business combination if public shareholders owning 81% or more of the total number of shares sold in this offering exercise their conversion rights, regardless of whether they are voting for or against the proposed business combination. Accordingly, we may effect a business combination if public shareholders owning up to approximately 80.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 80.99% of the 3,600,000 ordinary shares sold in this offering, or 2,915,999 ordinary shares. Public shareholders who vote against a proposed business combination will be entitled to convert their stock for $10.00 per share. In addition, any public shareholder will have the right to vote for the proposed business combination and demand that such shareholder’s shares be converted into a pro rata share of the trust account (which amount, when aggregated with the right to receive an additional $0.30 per eligible share pursuant to the letter of credit, is initially anticipated to be approximately $10.30 per share). In the event the business combination is not approved by a majority of our public shareholders or 81% or more public shareholders exercise their conversion rights, regardless of whether they are voting for or against the proposed business combination, the public shareholders that voted against the proposed business combination and sought conversion of their shares shall be entitled to receive only $10.00 per ordinary share, and those public shareholders who voted for the proposed business combination shall be entitled to receive a pro rata share of the trust account (which amount, when aggregated with the right to receive an additional $0.30 per eligible share pursuant to the letter of credit, is initially anticipated to be approximately $10.30 per share).

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent all the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated with Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

If we are forced to liquidate before a business combination and distribute the trust account, our public shareholders may receive less than $10.00 or $10.30 per share (as the case may be), and our warrants will expire worthless.

If we are unable to complete a business combination within twelve months (or eighteen months if the period to consummate our business combination has been extended) from the consummation of this offering and are forced to liquidate our assets, the per-share liquidation distribution (including any amounts subject to distribution pursuant to the letter of credit) may be less than $10.00 or $10.30 (as the case may be), because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

If we are unable to consummate a business combination, our public shareholders may be forced to wait more than twelve months (or eighteen months if we sign a letter of intent, memorandum of understanding or definitive agreement within such twelve month period) before receiving liquidation distributions.

We have twelve months, or eighteen months if the period to complete our business combination has been extended, in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought conversion of their shares. Only after the expiration of this full time period will public shareholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Report of Foreign Private Issuer on Form 6-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, require us to complete a business combination within 18 months of the effective date of the initial registration statement and restrict the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of a business combination and we have a longer period of time to complete such a business combination than we would if we were subject to such rule.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are a company incorporated under the laws of the Cayman Islands, and substantially all of our assets will be located outside the United States. In addition, certain of our directors and officers are nationals or residents of jurisdictions other than the United States, including the PRC, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers. Moreover, we have been advised that the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extraction treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the United States federal securities laws.

Our corporate affairs will be governed by our memorandum and articles of association, the Companies Law and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

The Cayman Islands courts are also unlikely:

•	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and
•	to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

Our memorandum and articles of association authorizes the issuance of up to 50,000,000 ordinary shares, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 38,000,000 authorized but unissued ordinary shares available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants). Although we have no commitment as of the date of this offering, we may issue a substantial number of additional ordinary shares or preferred shares, or a combination of ordinary and preferred shares, to complete a business combination. The issuance of additional ordinary or preferred shares:

•	may significantly reduce the equity interest of investors in this offering;
•	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;
•	may cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information, approximately 161 similarly structured blank check companies have completed initial public offerings in the United States. Of these companies, only 76 companies have consummated a business combination, while 17 other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination, and 54 companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their shareholders. Accordingly, there are approximately 14 blank check companies with more than $4.9 billion in trust that are seeking to carry out a business plan similar to our business plan. Of these companies, 4 with approximately $173 million in trust are seeking to consummate a business combination with a company in China. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 18 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 18 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, only $200,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. Interest rates on permissible investments for us have ranged from __% to __% over the last several months. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial shareholders to operate or may be forced to liquidate. Our initial shareholders are under no obligation to advance funds in such circumstances.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by shareholders may be less than $10.00 or $10.30 per share (as the case may be).

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may seek recourse against the trust account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public shareholders. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public shareholders, Jing Dong Gao and Eli D. Scher have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that they may not be able to meet such obligation. Therefore, the per-share distribution from the trust account combined with any amounts subject to distribution pursuant to the letter of credit, if we liquidate, may be less than $10.00 or $10.30 (as the case may be), plus interest, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public shareholders at least $10.00 or, upon any distribution of the per share amount pursuant to the letter of credit, $10.30 per share (as the case may be).

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our memorandum and articles of association provides that we will continue in existence only until twelve months from the consummation of this offering, or eighteen months if the period to complete our business combination has been extended. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and dissolving. As a result, this has the same effect as if we had formally went through a voluntary liquidation procedure under the Companies Law. In such a situation under the Companies Law, a liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. As soon as the affairs of the company are fully wound-up, the liquidator must lay his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Registrar confirming the date on which the meeting was held and three months after the date of such filing the company is dissolved. In the case of a full voluntary liquidation procedure, any liability of shareholders with respect to a liquidating distribution would be barred if creditors miss the deadline for submitting claims. However, it is our intention to liquidate the trust account to our public shareholders as soon as reasonably possible and our directors and officers have agreed to take any such action necessary to dissolve our company and liquidate the trust account as soon as reasonably practicable if we do not complete a business combination within the required time periods. Pursuant to our memorandum and articles of association, failure to consummate a business combination within twelve months from the date of this offering, or eighteen months if the period to complete our business combination has been extended, will trigger an automatic winding up of the company. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them pursuant to such process and any liability of our shareholders may extend beyond the date of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us.

If we are unable to consummate a transaction within the required time periods, our purpose and powers will be limited to dissolving and winding up. Upon notice from us, the trustee of the trust account will distribute the amount in our trust account to our public shareholders as part of our plan of dissolution and distribution. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, Messrs. Gao and Scher have agreed that they will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public shareholders promptly after our termination, this may be viewed or interpreted as giving preference to our public shareholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant held by public shareholders will be exercisable and we will not be obligated to issue ordinary shares unless at the time such holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrant is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants held by public shareholders may have no value, the market for such warrants may be limited and such warrants may expire worthless. Notwithstanding the foregoing, the insider warrants may be exercisable for unregistered shares of common stock even if the prospectus relating to the common stock issuable upon exercise of the warrants is not current.

An investor will only be able to exercise a warrant if the issuance of ordinary shares upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue ordinary shares unless the ordinary shares issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of ordinary shares by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of ordinary shares upon an exercise and the holder will be precluded from exercise of the warrant. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the ordinary shares issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

We may amend the terms of the warrants that may be adverse to holders with the approval by the holders of a majority of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in an adverse way to a holder if a majority of the holders approve of such amendment.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may not have significant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to acquire.

We may consummate a business combination with a target business in any geographic location or industry we choose so long as the target business has its principal operations located in the PRC. If we decide to complete a business combination with a target business that also has operations outside of the PRC or that operates in a field outside of the expertise of our officers and directors, we cannot assure you that our officers and directors will have enough experience or have sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding a business combination.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements or other appropriate arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination.

Our officers, directors and their affiliates may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our directors, officers or their affiliates has been or currently is a principal of, or affiliated or associated with, a blank check company. However, our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. Furthermore, the officer or director who determines to present the target to another entity may not be held liable to us under Cayman Islands law.

All of our officers and directors own ordinary shares issued prior to the offering and will own warrants following this offering. These shares and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors own our ordinary shares that were issued prior to this offering. Additionally, they are purchasing insider warrants simultaneously with the consummation of this offering. Such individuals have waived their right to convert their initial shares or any other shares purchased in this offering or thereafter, or to receive distributions with respect to their initial shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the shares acquired prior to this offering, as well as the insider warrants and any warrants purchased by our officers or directors in the aftermarket, will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

If our ordinary shares become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our ordinary shares have a market price per share of less than $5.00, transactions in our ordinary shares may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;
•	receive the purchaser’s written agreement to the transaction prior to sale;
•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and
•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our ordinary shares become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our business combination must be with a business with a fair market enterprise value of at least 80% of the gross offering proceeds at the time of such acquisition, although this may entail the simultaneous acquisitions of several operating businesses at the same time whose collective value equals or exceeds 80% of the gross offering proceeds. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or
•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our shareholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek shareholder approval of any business combination, we will offer each public shareholder (but not our initial shareholders) who votes against the proposed business combination the right to have his, her or its ordinary shares converted to cash for $10.00 per share. In addition, any public shareholder will have the right to vote for the proposed business combination and demand that such shareholder’s shares be converted into a pro rata share of the trust account (which amount, when aggregated with the right to receive an additional $0.30 per eligible share, is initially anticipated to be approximately $10.30 per share). Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We will offer each public shareholder the option to vote in favor of a proposed business combination and still seek conversion of his, her or its shares.

When we seek shareholder approval of any business combination, we will offer each public shareholder (but not our initial shareholders) the right to have his, her or its ordinary shares converted to cash for a pro rata share of the trust account and to further receive an additional $0.30 per eligible share pursuant to the letter of credit (initially anticipated to be an aggregate distribution of approximately $10.30 per share) so long as such public shareholder votes each such share in favor of our proposed business combination. We may proceed with a business combination as long as public shareholders owning less than 81% of the total number of shares sold in this offering exercise their conversion rights, regardless of whether they are voting for or against the proposed business combination. Accordingly, public shareholders owning approximately 80.99% of the shares sold in this offering may exercise their conversion rights and we could still consummate a proposed business combination. This is different than other similarly structured blank check companies where shareholders are offered the right to convert their shares only when they vote against a proposed business combination. Furthermore, our conversion threshold at 81% is significantly higher than the more typical threshold of between 20% and 40% and further allows holders of our ordinary shares the right to vote in favor of our business combination and elect to convert their shares. This higher threshold and the ability to seek conversion while voting in favor of our proposed business combination may make it more likely that we will consummate a business combination.

Public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group” with, will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.

When we seek shareholder approval of any business combination, we will offer each public shareholder (but not our existing shareholders) the right to have his, her, or its ordinary shares converted into cash. Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Accordingly, if you purchase more than 10% of the shares sold in this offering and a proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional ordinary shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of our ordinary shares will exceed the per-share conversion price.

We may require shareholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

We may require public shareholders who wish to convert their shares in connection with a proposed business combination to either tender their certificates to our transfer agent at any time prior to the vote taken at the shareholder meeting relating to such business combination or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than we anticipate for shareholders to deliver their shares, shareholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

If we require public shareholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion, such converting shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If we require public shareholders who wish to convert their shares in connection with the proposed business combination to comply with specific requirements for conversion and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public shareholders. Accordingly, investors who attempted to convert their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our ordinary shares may decline during this time and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek conversion may be able to sell their securities.

We may use funds in our trust account to purchase, directly or indirectly, shares from holders thereof who have indicated an intention to vote against such proposed business combination and convert their shares.

If holders of shares sold in this offering indicate an intention to vote against a proposed business combination and/or seek conversion of their shares into cash, we may privately negotiate arrangements to provide for the purchase of such shares at the closing of the business combination using funds held in the trust account. The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of our ordinary shares outstanding vote in favor of a proposed business combination and that holders of fewer than 81% of the total number of shares sold in this offering demand conversion of their shares into cash where it appears that such requirements would otherwise not be met. This may result in the approval of a business combination that may not otherwise have been possible. Additionally, as a consequence of such purchases,

•	the funds in our trust account that are so used will not be available to us after the merger; and
•	the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek shareholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Because only 93 of the 161 blank check companies that have gone public in the United States since August 2003 have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting shareholders, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

Our initial shareholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a shareholder vote.

Upon consummation of our offering, our initial shareholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering). None of our officers, directors, initial shareholders or their affiliates has indicated any intention to purchase units in this offering or any units or ordinary shares from persons in the open market or in private transactions. However, if a significant number of shareholders vote, or indicate an intention to vote, against a proposed business combination, our officers, directors, initial shareholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote.

Our board of directors is and will be divided into two classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. Accordingly, you may not be able to exercise your voting rights under corporate law for up to 30 months. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial shareholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial shareholders will continue to exert control at least until the consummation of a business combination.

Our initial shareholders paid an aggregate of $25,000, or approximately $0.02 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to the investors in this offering. Our initial shareholders acquired their initial ordinary shares at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 70.2% or $7.02 per share (the difference between the pro forma net tangible book value per share $2.98, and the initial offering price of $10.00 per unit). This is because investors in this offering will be contributing approximately 99.99% of the total amount paid to us for our outstanding securities after this offering but will only own 75% of our outstanding securities. Accordingly, the per-share purchase price you will be paying substantially exceeds our per share net tangible book value.

Our outstanding warrants and option may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 3,600,000 ordinary shares as part of the units offered by this prospectus and the insider warrants to purchase 3,600,000 ordinary shares. We will also issue an option to purchase 360,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 360,000 warrants. To the extent we issue ordinary shares to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and option may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.

We may redeem the warrants at a time that is not beneficial to public investors.

We may call the public warrants for redemption at any time after the redemption criteria described elsewhere in this prospectus have been satisfied. If we call the public warrants for redemption, public shareholders may be forced to accept a nominal redemption price or sell or exercise the warrants when they may not wish to do so.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer ordinary shares upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant (including the insider warrants) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

If our initial shareholders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of our ordinary shares and the existence of these rights may make it more difficult to effect a business combination.

Our initial shareholders are entitled to make a demand that we register the resale of their initial shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, the purchasers of the insider warrants are entitled to demand that we register the resale of their insider warrants and underlying ordinary shares at any time after we consummate a business combination. If such individuals exercise their registration rights with respect to all of their securities, then there will be an additional 1,200,000 ordinary shares (or 1,380,000 ordinary shares if the underwriters exercise the over-allotment option in full) and 3,600,000 warrants (as well as 3,600,000 ordinary shares underlying the warrants) eligible for trading in the public market. The presence of these additional ordinary shares trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our ordinary shares.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

The representative of the underwriters in this offering will not make a market for our securities which could adversely affect the liquidity and price of our securities.

Cohen & Company Securities, LLC, the representative of the underwriters in this offering, does not make markets in securities and will not be making a market in our securities. However, we believe certain broker-dealers other than Cohen & Company Securities, LLC will be making a market in our securities. Cohen & Company Securities, LLC’s not acting as a market maker for our securities may adversely impact the liquidity of our securities.

There are risks associated with our underwriter’s lack of recent experience in public offerings.

Although certain principals of Cohen & Company Securities, LLC have extensive experience in securities offerings, Cohen & Company Securities, LLC itself has not acted as an underwriter in any public offering. This lack of experience may have an adverse effect on this offering.

The determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representatives. Factors considered in determining the prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies; and
•	general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The Grand Court of the Cayman Islands may stay proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

We are not required to file our proxy statement for our initial business combination with the SEC pursuant to the proxy rules under the Securities Exchange Act of 1934.

Assuming we remain a foreign private issuer, we will be exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements. We have agreed with the representative of the underwriters that, for the period commencing with the date of this prospectus and ending upon the earlier of our consummation of an initial business combination or our liquidation, in connection with any proposed business combination, we will deliver to our shareholders proxy solicitation materials containing the information we believe would have been required to be provided to shareholders had we not been a foreign private issuer but still had a class of equity securities registered under Section 12 of the Exchange Act and we will file with the SEC a Report of Foreign Private Issuer on Form 6-K the proxy solicitation material. Assuming we remain a foreign private issuer, however, we would not required and do not intend to file our proxy solicitation materials with the SEC for review or comment.

We may become a passive foreign investment company (or “PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. investors.

In general, we will be classified as a passive foreign investment company, or PFIC, for any taxable year in which either (1) at least 75% of our gross income is passive income or (2) at least 50% of the average value of our assets is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year during which a U.S. Holder (as defined in the section of this prospectus captioned “Taxation — United States Federal Income Taxation”) held our ordinary shares or warrants, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. We cannot assure you that we will not be a PFIC in the current or any future year. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. holders, see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — Passive Foreign Investment Company Rules.”

An investment in this offering may involve adverse U.S. federal income tax consequences because the redemption or liquidation price per share is greater than an investor’s initial tax basis in our ordinary shares.

While we intend to take a contrary position, there is a risk that an investor’s entitlement to receive payments in excess of the investors’ initial tax basis in our ordinary shares (see “Taxation — United States Federal Income Taxation — Allocation of Purchase Price Between Ordinary Shares and Warrants”) upon exercise of the investor’s conversion right or upon our liquidation could result in constructive income to the investor, which could affect the timing and character of income recognition and result in a U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Prospective investors are urged to consult their own tax advisors with respect to these tax risks, as well as the specific tax consequences to them of purchasing, holding or disposing of our units.

Investors in this offering may engage in resale transactions only in those states that we have registered this offering and a limited number of other jurisdictions where an applicable exemption from registration exists.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, Maine, Maryland, Minnesota, Missouri, New Hampshire, New York, South Carolina, South Dakota, Rhode Island, Utah, Virginia, Wisconsin and Wyoming. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho may purchase units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the ordinary shares and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorable and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc.

No salary or other compensation will be paid to our directors for services rendered by them on our behalf prior to or in connection with a business combination. However, under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors own shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf (such as identifying potential target businesses and performing due diligence on suitable business combinations), state securities administrators could argue that all of such individuals are not “independent” as that term is commonly used If this were the case, they would take the position that we would not have the benefit of any independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations, and a material adverse effect on the price of the stock held by the public stockholders. In addition, we will not have an independent audit committee. As such, and because none of our directors may be deemed “independent,” we may not have the benefit of an independent body examining the propriety of expenses incurred on our behalf that are subject to reimbursement (as discussed above).

Because our initial shareholders’ initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our promoters’ initial investment of $25,000 is less than the required $1,010,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. If the offering were disallowed, it would further restrict your ability to engage in resale transactions with respect to our securities. Additionally, if we are unable to complete a business combination, our promoters’ loss will be limited to their initial investment. Conversely, if we are able to complete a business combination, the ordinary shares acquired prior to this offering will be worth significantly more than $25,000.

If we deviate in our actions from the disclosure contained in this prospectus, investors may not ultimately receive the same benefits from this offering that they originally anticipated receiving.

Following completion of their initial public offerings, some similarly structured blank check companies have deviated from the disclosure contained in their initial public offering prospectuses in order to consummate their initial business combinations, such as by modifying their charters and governing instruments. While we do not anticipate deviating from the disclosure contained in this prospectus, we may do so. Consequently, investors may not receive the same benefits from this offering that they originally anticipated receiving. In such a situation, it is possible that each investor who purchased units in this offering and still held such units upon learning of our deviation from the disclosure contained in the prospectus could seek rescission of the purchase of the units he acquired in the offering (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or bring an action for damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

Risks Related to Operations in China

Business combinations with companies with operations in China entail special considerations and risks. If we are successful in completing a business combination with a target business with operations in China, we will be subject to, and possibly adversely affected by, the following risks:

After a business combination, substantially all of our assets will likely be located in China and substantially all of our revenue will be derived from our operations in China. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in China.

The PRC’s economic, political and social conditions, as well as government policies, could affect our business. The PRC economy differs from the economies of most developed countries in many respects. China’s GDP has grown consistently since 1978 (National Bureau of Statistics of China). However, such growth may not be sustained in the future. If in the future China’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate a business combination and if we effect a business combination, the ability of that target business to become profitable.

The PRC’s economic growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may have a negative effect on us, depending on the industry in which we engage in a business combination. For example, our financial condition and results of operations may be adversely affected by PRC government control over capital investments or changes in tax regulations that are applicable to a potential target business and a business combination.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the use of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over PRC economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

If relations between the United States and the PRC deteriorate, potential target businesses or their goods or services could become less attractive.

The relationship between the United States and the PRC is subject to sudden fluctuation and periodic tension. For instance, the United States recently announced its intention to impose new short-term quotas on Chinese clothing imports, which may be extended for several years. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the PRC in industries that may affect our ultimate target business. Relations may also be compromised if the U.S. becomes a more vocal advocate of Taiwan or proceeds to sell certain military weapons and technology to Taiwan. Changes in political conditions in the PRC and changes in the state of Sino-U.S. relations are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive.

As a result of merger and acquisition regulations implemented on September 8, 2006 relating to acquisitions of assets and equity interests of Chinese companies by foreign persons, it is expected that acquisitions will take longer and be subject to economic scrutiny by the PRC government authorities such that we may not be able to complete a transaction.

On September 8, 2006, the Ministry of Commerce, together with several other government agencies, promulgated a comprehensive set of regulations governing the approval process by which a Chinese company may participate in an acquisition of its assets or its equity interests and by which a Chinese company may obtain public trading of its securities on a securities exchange outside the PRC. Although there was a complex series of regulations in place prior to September 8, 2006 for approval of Chinese enterprises that were administered by a combination of provincial and centralized agencies, the new regulations have largely centralized and expanded the approval process to the Ministry of Commerce (MOFCOM), the State Administration of Industry and Commerce (SAIC), the State Administration of Foreign Exchange (SAFE) or its branch offices, the State Asset Supervision and Administration Commission (SASAC), and the China Securities Regulatory Commission (CSRC). Depending on the structure of the transaction as determined once a definitive agreement is executed, these regulations will require the Chinese parties to make a series of applications and supplemental applications to the aforementioned agencies, some of which must be made within strict time limits and depending on approvals from one or the other of the aforementioned agencies. The application process has been supplemented to require the presentation of economic data concerning a transaction, including appraisals of the business to be acquired and evaluations of the acquirer which will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements. If obtained, approvals will have expiration dates by which a transaction must be completed. Also, completed transactions must be reported to MOFCOM and some of the other agencies within a short period after closing or be subject to an unwinding of the transaction. It is expected that compliance with the regulations will be more time consuming than in the past, will be more costly for the Chinese parties and will permit the government much more extensive evaluation and control over the terms of the transaction. Therefore, a business combination we propose may not be able to be completed because the terms of the transaction may not satisfy aspects of the approval process and may not be completed, even if approved, if they are not consummated within the time permitted by the approvals granted. Because the September 8, 2006, PRC merger and acquisition regulations permit the government agencies to have scrutiny over the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, we may not be able to negotiate a transaction that is acceptable to our shareholders or sufficiently protect their interests in a transaction.

The regulations have introduced aspects of economic and substantive analysis of the target business and the acquirer and the terms of the transaction by MOFCOM and the other governing agencies through submissions of an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction as determined once a definitive agreement is executed. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets. The regulations require that in certain transaction structures, the consideration must be paid within strict time periods, generally not in excess of a year. Because the Chinese authorities have expressed concern with offshore transactions that convert domestic companies into foreign investment enterprises (FIEs) in order to take advantage of certain benefits, including reduced taxation, in China, regulations require new foreign sourced capital of not less than 25% of the domestic company’s post-acquisition capital in order to obtain FIE treatment. Accordingly, if a sufficient amount of foreign capital is not infused into the domestic company, it will not be eligible to obtain FIE treatment. In asset transactions there must be no harm to third parties or the public interest in the allocation of assets and liabilities being assumed or acquired. These aspects of the regulations will limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Therefore, we may not be able to negotiate a transaction with terms that will satisfy our investors and protect our shareholders interests in an acquisition of a Chinese business or assets.

The PRC merger and acquisition regulations of September 8, 2006, have introduced industry protection and antitrust aspects to the acquisition of Chinese companies and assets which may limit our ability to effect an acquisition.

Under the PRC merger and acquisition regulations, acquisitions of Chinese domestic companies relating to “important industries” that may affect the national economic security or result in the transfer of “actual control” of companies having “famous Chinese brand names” or “well established Chinese brand names” must be reported and approved by the Ministry of Commerce. The merger and acquisition regulations also provide for antitrust review requirements for certain large transactions or transactions involving large companies and roll-up transactions with the same effect in the relevant Chinese market. In addition, certain mergers and acquisitions among foreign companies occurring outside of the PRC could also be subject to antitrust review in China which is similar to United States anti-trust law concepts. The regulations use various economic tests to determine if the transaction has to be reported to MOFCOM which include (i) if any of the parties to the transaction has a turnover in the Chinese market of more than RMB 1,500,000,000, (ii) if in a transaction outside of the PRC, any party thereto has assets in the PRC of more than RMB 3,000,000,000, (iii) if any of the parties to the transaction, before its consummation, has control not less than 20% of the Chinese market, (iv) if any of the parties as a result of the transaction will control 25% of the Chinese market, (v) the foreign investor has acquired 10 or more enterprises in related industries in the PRC during the last year, or (vi) if in a transaction outside of the PRC results in the foreign entities acquiring 15 or more FIEs in related industries within the PRC. Exemptions may be sought from the MOFCOM and SAIC on the basis that: (i) the transaction will improve market competition, (ii) the transaction will restructure unprofitable entities and ensures employment, (iii) the transaction will introduce high technologies and increase international competitiveness, and (iv) the transaction will improve the environment. Notwithstanding the September 8, 2006, regulations, the Anti-Monopoly Law of the PRC will take effect as of August 1, 2008, which may replace or supplement the above provisions. Any transaction that we contemplate will have to comply with these regulations and may require additional approval or abandonment if we are not able to satisfy the requirements of the governmental authorities. When we evaluate a potential transaction, we will consider the need to comply with these regulations which may result in our modifying or not pursuing a particular transaction.

Ambiguities in the regulations of September 8, 2006 may make it difficult for us to properly comply with all applicable rules and may affect our ability to consummate a business combination.

Although the merger and acquisition regulations provide specific requirements and procedures, there are many ambiguities which give the regulators great latitude in the approval process which will cause uncertainty in our ability to complete a transaction on a timely basis.

The merger and acquisition regulations set forth many requirements that have to be followed, but there are still many ambiguities in the meaning of many provisions. Although further regulations are anticipated in the future, until there has been clarification either by pronouncements, regulation or practice, there is some uncertainty in the scope of the regulations. Moreover, the ambiguities give the regulators wide latitude in the enforcement of the regulations and approval of transactions. Therefore, we cannot predict the extent to which the regulations will apply to a transaction, and therefore, there may be uncertainty in whether or not a transaction will be completed until the approval process is under way or until the preliminary approvals are obtained. This may negatively impact our ability to consummate a business combination.

If the PRC imposes restrictions to reduce inflation, future economic growth in the PRC could be severely curtailed which could materially and adversely impact our profitability following a business combination.

While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the supply of money and rising inflation. In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Imposition of similar restrictions may lead to a slowing of economic growth and decrease the interest in the services or products we may ultimately offer leading to a material and adverse impact on our profitability.

Any devaluation of currencies used in the PRC could negatively impact our target business’ results of operations and any appreciation thereof could cause the cost of a target business as measured in United States dollars to increase.

Because our objective is to complete a business combination with a target business having its primary operating facilities located in the PRC, and because substantially all revenues and income following a business combination would be received in a foreign currency such as Renminbi, the main currency used in the PRC, the dollar equivalent of our net assets and distributions, if any, would be adversely affected by reductions in the value of the Renminbi. The value of the Renminbi fluctuates and is affected by, among other things, changes in the PRC’s political and economic conditions. The conversion of Renminbi into foreign currencies such as the United States dollar has been generally based on rates set by the People’s Bank of China, which are set daily based on the previous day’s interbank foreign exchange market rates and current exchange rates on the world financial markets. Historically, China “pegged” its currency to the United States dollar. This meant that each unit of Chinese currency had a set ratio for which it could be exchanged for United States currency, as opposed to having a floating value like other countries’ currencies. Many countries argued that this system of keeping the Chinese currency low when compared to other countries gave Chinese companies an unfair price advantage over foreign companies. Due to mounting pressure from other countries, the PRC recently reformed its economic policies to establish a floating value for its currency. However, China recently adopted a floating rate with respect to the Renminbi, with a 0.3% fluctuation. As of September 15, 2009, the exchange rate of the Renminbi was 6.8284:1 against the United States dollar, amounting to approximately a 17% appreciation of the Renminbi. This floating exchange rate, and any appreciation of the Renminbi that may result from such rate, could cause the cost of a target business as measured in dollars to increase. Further, target companies may be adversely affected since the competitive advantages that existed as a result of the former policies will cease. We cannot assure you that a target business with which we consummate a business combination will be able to compete effectively with the new policies in place.

Fluctuations in the value of the Renminbi relative to foreign currencies could affect our operating results.

Following a business combination, our payroll and other costs of non-United States operations will be payable in foreign currencies, primarily Renminbi. To the extent future revenue is denominated in non-United States currencies, we would be subject to increased risks relating to foreign currency exchange rate fluctuations that could have a material adverse effect on our business, financial condition and operating results. The value of Renminbi against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. As of September 15, 2009, the exchange rate of the Renminbi was 6.8284:1 against the U.S. dollar, amounting to approximately a 17% appreciation of the Renminbi. As our operations will be primarily in China, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Renminbi we convert would be reduced. The Chinese government recently announced that it is pegging the exchange rate of the Renminbi against a number of currencies, rather than just the United States dollar. Fluctuations in the Renminbi exchange rate could adversely affect our ability to find an attractive target business with which to consummate a business combination and to operate our business after a business combination.

Exchange controls that exist in the PRC may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination, we will be subject to the PRC’s rules and regulations on currency conversion. In the PRC, the State Administration for Foreign Exchange (SAFE) regulates the conversion of the Renminbi into foreign currencies. Currently, foreign investment enterprises (FIEs) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, we will likely be an FIE as a result of our ownership structure. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency conversion within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE. We cannot assure you that the PRC regulatory authorities will not impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.

If the PRC enacts regulations in our target business’ proposed industry segments which forbid or restrict foreign investment, our ability to consummate a business combination could be severely impaired.

Many of the rules and regulations that companies face in China are not explicitly communicated. If new laws or regulations forbid foreign investment in industries in which we want to complete a business combination, they could severely limit the candidate pool of potential target businesses. Additionally, if the relevant Chinese authorities find us or the target business with which we ultimately complete a business combination to be in violation of any existing or future Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;
•	revoking our business and other licenses;
•	requiring that we restructure our ownership or operations; and
•	requiring that we discontinue any portion or all of our business.

Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that may limit or adversely effect our ability to acquire PRC companies.

Notice on Issues Relating to Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or Notice 75, was issued on October 21, 2005 by the SAFE (that replaced two previously issued regulations on January 24, 2005 and April 8, 2005, respectively) that will require approvals from, and registrations with, PRC government authorities in connection with direct or indirect offshore investment activities by PRC residents and PRC corporate entities. The SAFE regulations retroactively require approval and registration of direct or indirect investments previously made by PRC residents in offshore companies. In the event that a PRC shareholder with a direct or indirect stake in an offshore parent company fails to obtain the required SAFE approval and make the required registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE approval and registration requirements described above, as currently drafted, could result in liability under PRC law for foreign exchange evasion.

Although SAFE issued an implementation Notice No. 106, or Notice 106, on May 29, 2007 to its local branches or agencies (but not openly disclosed to the public), the uncertainty as to when and how the new procedure and requirements will take effect or be enforced, and uncertainty concerning the reconciliation of the new regulations with other approval requirements, it remains unclear how these existing regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We are committed to complying with the relevant rules. As a result of the foregoing, we cannot assure you that we or the owners of the target business we intend to acquire, as the case may be, will be able to complete the necessary approval, filings and registrations for a proposed business combination. This may restrict our ability to implement our business combination strategy and adversely affect our operations.

Because Chinese law will govern almost all of any target business’ material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

Chinese law will govern almost all of our target business’ material agreements, many of which may be with Chinese governmental agencies. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available outside of the PRC. The system of laws and the enforcement of existing laws and contracts in the PRC may not be as certain in implementation and interpretation as in the United States. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. Furthermore, to the extent our target business’ material agreements are with Chinese governmental agencies, we may not be able to enforce our rights as the Chinese agencies would be immune from the jurisdiction of another country’s courts under the doctrine of sovereign immunity. However, Chinese agencies are not protected from suit within China. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

If we acquire a target business through contractual arrangements with one or more operating businesses in China, such contracts may not be as effective in providing operational control as direct ownership of such businesses and may be difficult to enforce.

The government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries. The industry groups that are restricted are wide ranging, including certain aspects of telecommunications, advertising, food production, and heavy equipment manufacturers, for example. In addition there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous Chinese brand names” or “well-established Chinese brand names.” Subject to the review requirements of the Ministry of Commerce and other relevant agencies as discussed elsewhere for acquisitions of assets and companies in the PRC and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company which may not be subject to the merger and acquisition regulations mentioned above since these types of arrangements typically do not involve a change of equity ownership in a PRC operating company, injure a third party or affect the social public interest. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would be our nominees and, therefore, may exempt the transaction from the merger and acquisition regulations, including the application process required thereunder. However, since there has been limited implementation guidance provided with respect to the merger and acquisition regulations, there can be no assurance that the relevant government agency would not apply them to a business combination effected through contractual arrangements. If such an agency determines that such an application should have been made consequences may include levying fines, revoking business and other licenses, requiring restructure of ownership or operations and requiring discontinuation of any portion of all of the acquired business. These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC law and regulation. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control or receive the full economic benefits of full direct ownership over the target business.

The business we acquire may distribute products that, due to their country of origin, are at a higher risk for containing design or manufacturing defects, which could cause us to incur significant expenses, harm our customer relationships and industry reputation, and reduce our revenues and profitability following the business combination.

Recent events have indicated that there may be a higher incidence of defective and dangerous products among those produced in the PRC than among those produced in the United States. As a result of such manufacturing or design defects, we may be required to repair or replace a substantial number of products, incurring significant expenses in the process. In addition, any manufacturing or design defect could cause injury to a customer or a third party, cause us to lose customers or revenues or damage our customer relationships and industry reputation. The occurrence of any or all of the foregoing events may adversely affect our results from operations following a business combination.

If our management following a business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws which could lead to various regulatory issues.

Following a business combination, our management will likely resign from their positions as officers of the company and the management of the target business at the time of the business combination will remain in place. We cannot assure you that management of the target business will be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Because any target business with which we attempt to complete a business combination may be required to provide our shareholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, prospective target businesses may be limited.

In accordance with requirements of United States Federal securities laws, in order to seek shareholder approval of a business combination, a proposed target business may be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards. To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards, we may not be able to complete a business combination with that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may complete a business combination. Furthermore, to the extent that we seek to acquire a target business that does not have financial statements prepared in accordance with United States generally accepted accounting principles, it could make it more difficult for our management to analyze such target business and determine whether it has a fair market enterprise value in excess of 80% of the gross offering proceeds. It could also delay our preparation of our proxy statement that we will send to shareholders relating to the proposed business combination with such a target business, thereby making it more difficult for us to consummate such a business combination.

If certain exemptions within the PRC regarding withholding taxes are removed, we may be required to deduct Chinese corporate withholding taxes from dividends we may pay to our shareholders following a business combination.

According to the PRC’s applicable income tax laws, regulations, notices and decisions related to foreign investment enterprises and their investors (the “Applicable Foreign Enterprises Tax Law”), income such as dividends and profits distribution from the PRC derived from a foreign enterprise which has no establishment in the PRC is subject to a 20% withholding tax, unless the relevant income is specifically exempted from tax under the Applicable Foreign Enterprises Tax Law. Currently, profits derived by a shareholder, such as through dividends, from a foreign-invested enterprise (an “FIE”) are exempted. However, if the foregoing exemption is removed in the future following a business combination, we may be required to deduct certain amounts from dividends we may pay to our shareholders to pay corporate withholding taxes.

After we consummate a business combination, our operating company in China will be subject to restrictions on dividend payments.

After we consummate a business combination, we will rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in China would permit our operating company in China to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such reserve account may not be distributed as cash dividends. In addition, if our operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;
•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;
•	officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;
•	potential ability to obtain additional financing to complete a business combination;
•	pool of prospective target businesses;
•	the ability of our officers and directors to generate a number of potential investment opportunities;
•	potential change in control if we acquire one or more target businesses for stock;
•	our public securities’ potential liquidity and trading;
•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or
•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the insider warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over-Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$36,000,000		$41,400,000
From private placement	1,800,000		1,800,000
Total gross proceeds	37,800,000		43,200,000
Offering expenses(1)
Underwriting discount (7% of gross proceeds from offering, 3% of which is payable at closing and 4% of which is payable upon consummation of a business combination)	1,080,000	(2)	1,080,000	(2)
Legal fees and expenses (including blue sky services and expenses)	375,000		375,000
Printing and engraving expenses	50,000		50,000
Accounting fees and expenses	50,000		50,000
FINRA filing fee	10,355		10,355
SEC registration fee	5,499		5,499
Miscellaneous expenses	29,146		29,146
Net proceeds
Held in trust	36,000,000		41,400,000
Not held in trust	200,000		200,000
Total net proceeds	$36,200,000		$41,600,000

Use of net proceeds not held in trust and amounts available from interest income earned on the trust account(3)
Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	$100,000	(40.0%)
Due diligence of prospective target businesses by officers, directors and initial shareholders	50,000	(20.0%)
Legal and accounting fees relating to SEC reporting obligations	35,000	(14.0%)
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves	65,000	(26.0%)
Total	$250,000	(100.0%)

(1)	A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee and a portion of the legal and audit fees, have been paid from the funds we received from Eli D. Scher described below. These funds will be repaid out of the proceeds of this offering available to us.
(2)	No discounts or commissions will be paid with respect to the purchase of the insider warrants. For purposes of presentation, the underwriting discounts are reflected as the amount payable to the underwriters upon consummation of the offering. An additional $1,440,000, or $1,818,000 if the over-allotment option is exercised in full, representing the entire 7% discount payable on any units sold pursuant to the over-allotment option, all of which will be deposited in trust following the consummation of the offering, is payable to the underwriters only if and when we consummate a business combination.
(3)	The amount of proceeds not held in trust will remain constant at $200,000 even if the over-allotment is exercised. In addition, interest income earned on the amounts held in the trust account (after payment of taxes owed on such interest income) will be available to us to pay for our working capital requirements. We anticipate having approximately $250,000 (after payment of taxes owed on such interest income) available to us. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.

In addition to the offering of units by this prospectus, MCK Capital Co., Limited, Eli D. Scher and Larry Wizel have committed to purchase the insider warrants (for an aggregate purchase price of $1,800,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the insider warrants. All of the proceeds we receive from this purchase will be placed in the trust account described below.

$36,000,000, or $41,410,000 if the over-allotment option is exercised in full, of net proceeds of this offering, including the $1,800,000 we will receive from the sale of the insider warrants, will be placed in a trust account at Morgan Stanley Smith Barney, maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. This amount includes a portion of the underwriting discounts and commissions payable to the underwriters in this offering. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination and have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to any interest income that may be released to us (i) that we may need to pay our income or other tax obligations and (ii) any remaining interest that we need for working capital requirements, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. If the underwriters determine the size of the offering should be increased or decreased, such an increase or decrease in offering size could also result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

No compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our existing officers, directors, shareholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to “Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination,” “Due diligence of prospective target businesses by our officers, directors and initial shareholders” and “Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our working capital requirements in searching for a business combination will be approximately $200,000. In addition, interest earned on the funds held in the trust account (after payment of taxes owed on such interst income) may be released to us to fund our working capital requirements in searching for a business combination. We intend to use the excess working capital available for miscellaneous expenses for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our initial shareholders in connection with activities on our behalf as described below. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe. We believe these funds will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds not being placed in trust to pay fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Jing Dong Gao and Eli D. Scher have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

Eli D. Scher has advanced to us $125,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, FINRA filing fee and a portion of the legal and audit fees and expenses. The loan will be payable without interest on the consummation of this offering. The loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 18 months, assuming that a business combination is not consummated during that time.

A public shareholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public shareholder converts such shares into cash in connection with a business combination which we consummate. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per ordinary share, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the insider warrants, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the insider warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be converted into cash), by the number of outstanding ordinary shares.

At December 31, 2008, our net tangible book value was a deficiency of $129,901, or approximately $0.11 per ordinary share. After giving effect to the sale of 3,600,000 ordinary shares included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the insider warrants, our pro forma net tangible book value at December 31, 2008 would have been $5,616,043 or $2.98 per share, representing an immediate increase in net tangible book value of $3.09 per share to the initial shareholders and an immediate dilution of 70.2% per share or $7.02 to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $29,159,990 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public shareholders (but not our initial shareholders) may result in the conversion into cash of up to approximately 80.99% of the aggregate number of the shares sold in this offering that sought conversion.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the insider warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(0.11)
Increase attributable to new investors and private sales	3.09
Pro forma net tangible book value after this offering		2.98
Dilution to new investors		$7.02
Percentage of dilution to new investors		70.2%

The following table sets forth information with respect to our initial shareholders and the new investors:

	Shares Purchased			Total Consideration		Average Price per Share
	Number		Percentage	Amount	Percentage
Initial shareholders	1,200,000	(1)	25.0%	$25,000	00.07%	$0.02
New investors	3,600,000		75.0%	36,000,000	99.93%	$10.00
	4,800,000		100.0%	$36,025,000	100.0%

(1)	Assumes (i) the share dividend of approximately 0.067 shares for each outstanding ordinary share in September 2009 and (ii) the over-allotment option has not been exercised and an aggregate of 180,000 ordinary shares have been forfeited by our initial shareholders as a result thereof.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(129,901)
Proceeds from this offering and private placement	36,200,000
Plus: Offering costs accrued for and paid in advance, excluded from tangible book value before this offering	145,934
Less: Deferred underwriters’ discount paid upon consummation of a business combination	(1,440,000)
Less: Proceeds held in trust subject to conversion to cash ($36,000,000 × 80.99%)	(29,159,990)
$5,616,043
Denominator:
Ordinary shares outstanding prior to this offering	1,200,000 (1)
Ordinary shares included in the units offered	3,600,000
Less: Shares subject to conversion (3,600,000 × 80.99%)	(2,915,999)
1,884,001

(1)	Assumes (i) the share dividend of approximately 0.067 shares for each outstanding ordinary share in September 2009 and (ii) the over-allotment option has not been exercised and an aggregate of 180,000 ordinary shares have been forfeited by our initial shareholders as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2008 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	December 31, 2008
	Actual	As Adjusted
		(unaudited)
Accounts payable	$20,000	$—
Note payable to shareholder	125,000	—
Deferred underwriters’ discount	—	1,440,000
Ordinary Shares, $.001 par value, -0- and 2,915,999 shares which are subject to possible conversion, shares at conversion value	—	29,159,990
Shareholders’ equity:
Ordinary Shares, $.001 par value, 50,000,000 shares authorized; 1,380,000(1) shares issued and outstanding, actual; 1,884,001(2) shares issued and outstanding (excluding 2,915,999 shares subject to possible conversion), as adjusted	1,380	1,884
Additional paid-in capital	23,620	5,572,192
Deficit accumulated during the development stage	(8,967)	(8,967)
Total shareholders’ equity:	16,033	5,565,109
Total capitalization	$161,033	$36,165,099

(1)	Adjusted to give effect to the share dividend of approximately 0.067 shares for each outstanding ordinary share in September 2009.
(2)	Assumes the over-allotment option has not been exercised and an aggregate of 180,000 ordinary shares have been forfeited by our initial shareholders as a result thereof.

Public shareholders who vote against a proposed business combination will be entitled to convert their stock for $10.00 per share. In addition, any public shareholder will have the right to vote for the proposed business combination and demand that such shareholder’s shares be converted into a pro rata share of the trust account (which amount, when aggregated with the right to receive an additional $0.30 per eligible share pursuant to the letter of credit, is initially anticipated to be approximately $10.30 per share). In the event the business combination is not approved by a majority of our public shareholders or 81% or more public shareholders exercise conversion rights, regardless of whether they are voting for or against the proposed business combination, the public shareholders that voted against the proposed business combination shall be entitled to receive only $10.00 per ordinary share, and those public shareholders who voted for the proposed business combination shall be entitled to receive a pro rata share of the trust account (which amount, when aggregated with the right to receive an additional $0.30 per eligible share pursuant to the letter of credit, is initially anticipated to be approximately $10.30 per share).

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on March 27, 2008 to serve as a vehicle to acquire, through a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, an operating business, or control of such operating business through contractual arrangements, that has its principal operations located in China. We intend to utilize cash derived from the proceeds of this offering, our securities, debt or a combination of cash, securities and debt, in effecting a business combination. The issuance of additional ordinary or preferred shares:

•	may significantly reduce the equity interest of our shareholders;
•	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;
•	will likely cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $520,000 and underwriting discounts of $2,520,000, or $2,898,000 if the over-allotment option is exercised in full, will be approximately $34,760,000, or $39,782,000 if the underwriters’ over-allotment option is exercised in full. However, the underwriters have agreed that $1,080,000, or $1,818,000 if the over-allotment option is exercised in full, of the underwriting discounts and commissions will be deferred and will not be payable unless and until we consummate a business combination. Accordingly, $34,200,000, or $39,600,000 if the over-allotment option is exercised in full, plus the $1,800,000 we will receive from the sale of the insider warrants, will be held in trust and the remaining $200,000 in either event will not be held in trust. We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account (excluding deferred underwriting discounts and commissions), to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the $200,000 of net proceeds not held in the trust account plus the interest earned on the trust account balance that may be released to us to fund our working capital requirements will be sufficient to allow us to operate for at least the next 18 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•	$100,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;
•	$50,000 of expenses for the due diligence and investigation of a target business by our officers, directors and initial shareholders;
•	$35,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;
•	$65,000 for general working capital that will be used for miscellaneous expenses, liquidation obligations and reserves, including director and officer liability insurance premiums.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

As of the date of this prospectus, Eli D. Scher advanced an aggregate of $125,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loan will be payable without interest on the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in trust.

MCK Capital Co., Limited, Eli D. Scher and Larry Wizel have committed to purchase an aggregate of 3,600,000 warrants at $0.50 per warrant (for a total purchase price of $1,800,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. We believe the purchase price of the insider warrants is greater than the fair value of such warrants.

PROPOSED BUSINESS

Introduction

We are a blank check company incorporated in the Cayman Islands on March 27, 2008 in order to serve as a vehicle for the acquisition of an operating business in the PRC. Our efforts to identify a prospective target business will not be limited to a particular industry.

Our management team, consultants and advisors represent a mix of entrepreneurs and investment and financial professionals with extensive operating and transactional experience in the PRC. We believe that the combination of our backgrounds and networks will provide us with access to unique opportunities to effect a transaction. However, if we decide to complete a business combination with a target business that also has operations outside of the PRC or that operates in a field outside of the expertise of our officers and directors, we cannot assure you that our officers and directors will have enough experience or have sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding a business combination.

Opportunities in China

Opportunities for market expansion have emerged for businesses with operations in China due to certain changes in the PRC’s political, economic and social policies as well as certain fundamental changes affecting the PRC and its neighboring countries. We believe that China represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including:

•	prolonged economic expansion within China, including gross domestic product growth of approximately 9% on average over the last 25 years, including 10.1% in 2004, 9.9% in 2005, 11.1% in 2006, 11.4% in 2007, with a projected rate of 9.8% for 2008 (National Bureau of Statistics of China);
•	increased government focus within China on privatizing assets, improving foreign trade and encouraging business and economic activity;
•	favorable labor rates and efficient, low-cost manufacturing capabilities;
•	the recent entry of China into the World Trade Organization, the sole global international organization dealing with the rules of trade between nations, which may lead to a reduction on tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States; and
•	the fact that China’s public equity markets are not as well developed and active as the equity markets within the United States and are characterized by companies with relatively small market capitalizations and low trading volumes, thereby causing Chinese companies to attempt to be listed on the United States equity markets.

We believe that these factors and others should enable us to acquire a target business with growth potential on favorable terms.

Notwithstanding the foregoing, business combinations with companies having operations in the PRC entail special considerations and risks, including the need to obtain financial statements audited or reconciled in accordance with U.S. GAAP or prepared or reconciled in accordance with the International Financial Reporting Standards of potential targets that have previously kept their accounts in accordance with GAAP of the PRC, the possible need for restructuring and reorganizing corporate entities and assets and the requirements of complex Chinese regulatory filings and approvals. These may make it more difficult for us to consummate a business combination.

Government Regulations

Government Regulations Relating to Foreign Exchange Controls

The principal regulation governing foreign exchange in China is the Foreign Currency Administration Rules (IPPS), as amended. Under these rules, the Renminbi, China’s currency, is freely convertible for trade and service related foreign exchange transactions (such as normal purchases and sales of goods and services from providers in foreign countries), but not for direct investment, loan or investment in securities outside of China unless the prior approval of the State Administration for Foreign Exchange (“SAFE”) of China is obtained. Foreign investment enterprises (“FIEs”) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, involving a change of equity ownership of a PRC operating entity or through contractual arrangements with a PRC operating entity, our subsidiary will likely be an FIE as a result of our ownership structure. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency translation within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE. This prior approval may delay or impair our ability to operate following a business combination. On November 21, 2005, the SAFE issued Notice No. 75 on “Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment through Offshore Special Purpose Vehicles.” Notice 75 confirms that the use of offshore special purpose vehicles as holding companies for PRC investments is permitted as long as proper foreign exchange registrations are made with the SAFE. On May 29, 2007, SAFE issued the implementation Notice 106 to further clarify SAFE’s Notice 75.

Government Regulations Relating to Taxation

According to the PRC income Tax Law of Foreign Investment Enterprises and Foreign Enterprises and the Implementation Rules for the Income Tax Law, the standard Enterprise Income Tax (“EIT”) rate of FIEs is 33%, reduced or exempted in some cases under any applicable laws or regulations. Income such as dividends and profits derived from the PRC by a foreign enterprise which has no establishment in the PRC is subject to a 20% withholding tax, unless reduced or exempted by any applicable laws or regulations. The profit derived by a foreign investor from a FIE is currently exempted from EIT. The EIT Law of the People’s Republic of China (“New EIT Law”), was promulgated on March 16, 2007 and became effective on January 1, 2009. The New EIT Law lowers the EIT from 33% to 25%. The tax preferential treatments that are generally available to existing FIEs will be either removed or phased out after January 1, 2009, and will no longer be available to new FIEs that are established after January 1, 2009. Certain special tax treatments will be made available to companies that are conducting business in certain sectors that are considered “encouraged” by the government such as clean energy, high-tech business, etc. It is also believed that the New EIT Law will remove the dividend tax exemption that is currently enjoyed by foreign investors that are shareholders of FIEs in China.

Regulation of Foreign Currency Exchange and Dividend Distribution

Foreign currency exchange.  Foreign currency exchange in China is governed by a series of regulations, including the Foreign Currency Administrative Rules (1996), as amended, and the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), as amended. Under these regulations, the Renminbi is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside China without the prior approval of the SAFE. Pursuant to the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange, foreign-invested enterprises in China may purchase foreign exchange without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by SAFE, to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese government authorities may limit or eliminate the ability of foreign-invested enterprises to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from SAFE.

Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions.  Pursuant to recent regulations issued by the SAFE, PRC residents are required to register with and receive approvals from SAFE in connection with offshore investment activities. SAFE has stated that the purpose of these regulations is to ensure the proper balance of foreign exchange and the standardization of the cross-border flow of funds.

On January 24, 2005, SAFE issued a regulation stating that SAFE approval is required for any sale or transfer by the PRC residents of a PRC company’s assets or equity interests to foreign entities in exchange for the equity interests or assets of the foreign entities. The regulation also states that, when registering with the foreign exchange authorities, a PRC company acquired by an offshore company must clarify whether the offshore company is controlled or owned by PRC residents and whether there is any share or asset link between or among the parties to the acquisition transaction.

On April 8, 2005, SAFE issued another regulation further explaining and expanding upon the January regulation. The April regulation clarified that, where a PRC company is acquired by an offshore company in which PRC residents directly or indirectly hold shares, such PRC residents must (i) register with the local SAFE regarding their respective ownership interests in the offshore company, even if the transaction occurred prior to the January regulation, and (ii) file amendments to such registration concerning any material events of the offshore company, such as changes in share capital and share transfers. The April regulation also expanded the statutory definition of the term “foreign acquisition”, making the regulations applicable to any transaction that results in PRC residents directly or indirectly holding shares in the offshore company that has an ownership interest in a PRC company. The April regulation also provides that failure to comply with the registration procedures set forth therein may result in the imposition of restrictions on the PRC company’s foreign exchange activities and its ability to distribute profits to its offshore parent company.

On October 21, 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or Notice 75, which became effective as of November 1, 2005. Notice 75 replaced the two rules issued by SAFE in January and April 2005 mentioned above.

According to Notice 75:

•	prior to establishing or assuming control of an offshore company for the purpose of financing that offshore company with assets or equity interests in an onshore enterprise in the PRC, each PRC resident, whether a natural or legal person, must complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch;
•	an amendment to the registration with the local SAFE branch is required to be filed by any PRC resident that directly or indirectly holds interests in that offshore company upon either (1) the injection of equity interests or assets of an onshore enterprise to the offshore company, or (2) the completion of any overseas fund raising by such offshore company; and
•	an amendment to the registration with the local SAFE branch is also required to be filed by such PRC resident when there is any material change involving a change in the capital of the offshore company, such as (1) an increase or decrease in its capital, (2) a transfer or swap of shares, (3) a merger or division, (4) a long term equity or debt investment, or (5) the creation of any security interests over the relevant assets located in China.

Moreover, Notice 75 applies retroactively. As a result, PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC in the past are required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006. Under the relevant rules, failure to comply with the registration procedures set forth in Notice 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the refusal of registration as a SPV, payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

On May 29, 2007, SAFE issued Notice 106 to further clarify relevant issues concerning the implementation and application of Notice 75. Notice 106 sets length of qualitative financial and operational requirements (normally financial disclosure for 3 years subject to certain exceptions depending on the type of investment) for candidate offshore companies. Failure to comply will result in (i) refusal of registration as a SPV, (ii) refusal of remittance of dividends and other distributions and (iii) potential punishment for illegal remittance of foreign exchange.

As a Cayman Islands company, and therefore a foreign entity, if we purchase the assets or equity interest of a PRC company owned by PRC residents, such PRC residents will be subject to the registration procedures described in the regulations as currently drafted. Moreover, PRC residents who are beneficial holders of our shares are required to register with SAFE in connection with their investment in us.

As a result of the lack of implementing rules, other uncertainties concerning how the existing SAFE regulations will be interpreted or implemented, and uncertainty as to when the new regulations will take effect, we cannot predict how they will affect our business operations following a business combination. For example, our ability to conduct foreign exchange activities following a business combination, such as remittance of dividends and foreign-currency-denominated borrowings, may be subject to compliance with the SAFE registration requirements by such PRC residents, over whom we have no control. In addition, we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the SAFE regulations. We will require all our shareholders, following a business combination, who are PRC residents to comply with any SAFE registration requirements, although we have no control over either our shareholders or the outcome of such registration procedures. Such uncertainties may restrict our ability to implement our acquisition strategy and adversely affect our business and prospects following a business combination.

Dividend Distribution.  The principal laws and regulations in China governing distribution of dividends by foreign-invested companies include:

•	The Sino-foreign Equity Joint Venture Law (1979), as amended;
•	The Regulations for the Implementation of the Sino-foreign Equity Joint Venture Law (1983), as amended;
•	The Sino-foreign Cooperative Enterprise Law (1988), as amended;
•	The Detailed Rules for the Implementation of the Sino-foreign Cooperative Enterprise Law (1995), as amended;
•	The Foreign Investment Enterprise Law (1986), as amended; and
•	The Regulations of Implementation of the Foreign Investment Enterprise Law (1990), as amended.

Under these regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends.

Regulation of Foreign Investors’ Merging Chinese Enterprises

On August 8, 2006, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, State Administration of Taxation, State Administration for Industry and Commerce, China Securities Regulatory Commission and State Administration of Foreign Exchange jointly promulgated the Provisions for Foreign Investors to Merge Domestic Enterprises, which will take effect from September 8, 2006, replacing the Interim Provisions for Foreign Investors to Merge Domestic Enterprises issued in March 2003 by four authorities, the Ministry of Foreign Trade and Economic Cooperation, State Administration of Taxation, State Administration for Industry and Commerce and State Administration of Foreign Exchange. The State-owned Assets Supervision and Administration Commission and China Securities Regulatory Commission newly join the regulation promulgation. On December 1, 2007, National Development and Reform Commission and MOFCOM issued the Catalogue for Guidance of Foreign Investment Industries, or 2007 Catalogue, as the 4th amendment to its original 1995 Catalogue. The 2007 Catalogue may affect the acquisitions involving foreign investors and parties in various restricted categories of industries.

The requirements and approval procedures for the Equity Acquisition and Assets Acquisition remains unchanged as those in the interim regulation. The new regulation adds one chapter on the acquisition with equity as the consideration including one section on the special purpose company. This chapter stipulated the relevant conditions and approval procedures in detail making such acquisitions workable. The currently mandatory requirement for the submission of fund remittance into China will be changed.

The Anti-monopoly Chapter in the new regulation is more or less the same as the existing interim regulation, although Chinese government is recently tightening such control.

We cannot predict how such regulations especially the anti-monopoly examination will affect our future completion of a business combination. However, we are confident our strong and in-depth understanding of Chinese market would help us minimize the negative impacts.

Use of Contractual Arrangements

The government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries. The industry groups that are restricted are wide ranging, including certain aspects of telecommunications, advertising, food production, and heavy equipment manufacturers, for example. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous Chinese brand names” or “well established Chinese brand names.” Subject to the review requirements of the Ministry of Commerce and other relevant agencies as discussed elsewhere for acquisitions of assets and companies in the PRC and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would be our nominees. These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC law and regulation. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified a Target Business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible business combination with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms or at all.

Subject to the limitations that a target business have its principal operations in the People’s Republic of China and have a fair market enterprise value of at least 80% of the gross offering proceeds at the time of the execution of a definitive agreement for our initial business combination as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

While we have not yet identified any acquisition candidates, we believe based on our management’s business knowledge and past experience that there are numerous acquisition candidates. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know that we are searching for target businesses having principal operations in China. Our officers and directors, as well as their affiliates and network of entrepreneurs, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Our management has experience in evaluating transactions, but will retain advisors as they deem necessary to assist them in their due diligence efforts. If we become aware of a potential business combination outside of the industries which our officers and directors have their most extensive experience, it is more likely that they would retain consultants and advisors with experience in such industries to assist in the evaluation of such business combination and in our determination of whether or not to proceed with such a business combination, although we are not required to do so and may determine that our management is able to make its own determinations based on its collective business experience. In no event, however, will any of our existing officers, directors or shareholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation by us or a target business prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is). If we determine to enter into a business combination with a target business that is affiliated with our officers, directors, special advisors or shareholders, we would do so only if we obtained an opinion from an independent investment banking firm reasonably acceptable to Cohen & Company Securities, LLC that the business combination is fair to our unaffiliated shareholders from a financial point of view. However, as of the date of this prospectus, there are no affiliated entities that we would consider as a business combination target.

We will not acquire an entity with which any of our officers or directors, through their other business activities, is currently having acquisition or investment discussions. Additionally, we do not anticipate (i) acquiring an entity with which our officers or directors, through their other business activities, had acquisition or investment discussions in the past, (ii) acquiring an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with any of our officers or directors or (iii) entering into a business combination where we acquire less than 100% of a target business and any of our officers, directors, initial shareholders or their affiliates acquire the remaining portion of such target business. However, if we determine to enter into such a transaction, we are required to obtain an opinion from an independent investment banking firm reasonably acceptable to Cohen & Company Securities, LLC that the business combination is fair to our unaffiliated shareholders from a financial point of view.

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that our initial business combination must be with a target business having its principal operations in China and a fair market enterprise value that is at least 80% of the gross offering proceeds at the time of the execution of a definitive agreement for such business combination (both of which are required by our memorandum and articles of association), our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition and results of operation;
•	growth potential;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	competitive position;
•	barriers to entry;
•	stage of development of the products, processes or services;
•	degree of current or potential market acceptance of the products, processes or services;
•	proprietary features and degree of intellectual property or other protection of the products, processes or services;
•	regulatory environment of the industry; and
•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We are also required to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, we would cease negotiations with such target business.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair Market Enterprise Value of Target Business

The target business or businesses that we acquire must collectively have a fair market enterprise value equal to at least 80% of the gross offering proceeds at the time of the execution of a definitive agreement for our initial business combination, although we may acquire a target business whose fair market enterprise value significantly exceeds 80% of such gross offering proceeds. Accordingly, we could consummate a business combination in which we acquire two separate target businesses where neither has a fair market enterprise value that exceeds 80% of the gross offering proceeds at the time of the execution of a definitive agreement for our initial business combination but do so on a collective basis. In looking at the target’s balance sheet for purposes of determining whether this threshold is met, we will not include the amount of cash from the trust fund that we contribute to the target’s business. We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business combination to acquire less than100% of such interests or assets of the target business or businesses but will not acquire less than a controlling interest (meaning more than 50% of the voting securities of each target business or all or substantially all of the assets of each target business). If we acquire only a controlling interest in a target business or businesses, only the portion of such business or businesses that we acquire will be counted towards the 80% threshold test. The market value of all of the businesses (or portion of such businesses) that we acquire must be equal to at least 80% of the gross offering proceeds at the time of the execution of a definitive agreement for our initial business combination. In order to consummate an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market enterprise value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings and cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market enterprise value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an investment banking firm as to the fair market enterprise value if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of Business Diversification

Our business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of the execution of a definitive agreement for such business combination, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and
•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for Shareholder Approval of Business Combination

Prior to the completion of a business combination, we will submit the transaction to our shareholders for approval, even if the nature of the acquisition is such as would not ordinarily require shareholder approval under applicable state law.

As a foreign private issuer, we are exempt from the rules under the Securities Exchange Act of 1934, as amended, regarding proxy statements. However, we have agreed with the representative of the underwriters that for the period commencing with the date of this prospectus and ending upon our the earlier of our consummation of an initial business combination or our liquidation, in connection with any proposed business combination, we will deliver to our shareholders a proxy statement containing the information we believe is required by the rules under the Securities Exchange Act of 1934. This proxy statement will include a description of the operations of the target business and audited historical financial statements of the business.

We will proceed with the business combination only if (i) a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and (ii) public shareholders owning less than 81% of the total number of shares sold in this offering properly exercise their conversion rights, regardless of whether they are voting for or against the proposed business combination. If holders of shares sold in this offering indicate an intention to vote against a proposed business combination and/or seek conversion of their shares into cash, we may negotiate arrangements to provide for the purchase of such shares at the closing of the business combination using funds held in the trust account. The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of our ordinary shares outstanding vote in favor of a proposed business combination and that holders of fewer than 81% of the shares sold in this offering demand conversion of their shares into cash where it appears that such requirements would otherwise not be met. All shares purchased by us or our affiliates pursuant to such arrangements would be voted in favor of the proposed business combination. No such arrangements currently exist.

Conversion Rights

At the time we seek shareholder approval of any business combination, we will offer each public shareholder the right to have such shareholder’s ordinary shares converted to cash. Public shareholders who vote against a proposed business combination will be entitled to convert their stock for $10.00 per share if the business combination is approved and consummated. In addition, any public shareholder will have the right to vote for the proposed business combination and demand that such shareholder’s shares be converted into a pro rata share of the trust account (which amount, when aggregated with the right to receive an additional $0.30 per eligible share pursuant to the letter of credit, is initially anticipated to be approximately $10.30 per share) if the business combination is approved and consummated. Our initial business combination will not be completed if public shareholders owning 81% or more of the total number of shares sold in this offering seek conversion of their ordinary shares, regardless of whether they are voting for or against the proposed business combination. Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) will be restricted from seeking conversion rights with respect to 10% or more of the ordinary shares sold in this offering. Such a public shareholder would still be entitled to vote against a proposed business combination with respect to all ordinary shares owned by him or his affiliates. We believe this restriction will prevent shareholders from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their shares at a significant premium to the then current market price. By limiting a shareholder’s ability to convert no more than 10% of the ordinary shares sold in this offering, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders.

In the event the business combination is not approved by a majority of our public shareholders or 81% or more public shareholders demand conversion of their shares, regardless of whether they are voting for or against the proposed business combination, and the trust account is liquidated, the public shareholders that voted against that proposed business combination shall be entitled to receive only $10 per ordinary share, and those public shareholders who voted for that proposed business combination shall be entitled to receive a pro rata share of the trust account (which amount, when aggregated with the right to receive an additional $0.30 per eligible share pursuant to the letter of credit, is initially anticipated to be approximately $10.30 per share).

Our initial shareholders will not have conversion rights with respect to any ordinary shares owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket.

An eligible shareholder may request conversion at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to the proposed business combination at a meeting held for that purpose. Additionally, we may require public shareholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to shareholders in connection with the vote for any proposed business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time we send out our proxy statement through the vote to tender his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the shareholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated. Accordingly, we will only require shareholders to deliver their certificates prior to the vote if we give shareholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date.

The requirement for physical or electronic delivery prior to the meeting would be imposed to ensure that a converting holder’s election to convert is irrevocable once the business combination is approved. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the business combination was approved, the company would contact such shareholder to arrange for him to deliver his certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which shareholders were aware they needed to commit before the shareholder meeting, would become a continuing right surviving past the consummation of the business combination until the converting holder delivered his certificate for conversion at the conversion price.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be the broker’s decision whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting — the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. However, if the proposed business combination is ultimately rejected and we are unable to complete another business combination, such fee would have been incurred unnecessarily.

Any request for conversion, once made, may be withdrawn at any time up to the vote taken with respect to the proposed business combination. Furthermore, if a shareholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to shareholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public shareholders who convert their stock still have the right to exercise any warrants they still hold.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination until the expiration of the applicable time period. If the initial business combination is not approved or completed for any reason, then public shareholders who elected to exercise their conversion rights would not be entitled to convert their ordinary shares. In such case, if we have required public shareholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public shareholder.

Automatic Dissolution and Subsequent Liquidation if No Business Combination

Our memorandum and articles of association provides that we will continue in existence only until , 2010 [twelve months from the consummation of this offering] or  2011 [18 months from the consummation of this offering] if the period to complete our business combination has been extended. If we have not completed a business combination by such date, it will trigger our automatic dissolution. This has the same effect as if our board of directors and shareholders had formally voted to approve our winding up and dissolution and formally began a voluntary winding up procedure under the Companies Law. As a result, no vote would be required from our shareholders to commence such a voluntary winding up and dissolution. We view this provision terminating our corporate life by , 2010 [twelve months from the consummation of this offering] or  2011 [18 months from the consummation of this offering] if the period to complete our business combination has been extended as an obligation to our shareholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time. As mentioned above, under the Companies Law, in the case of a full voluntary liquidation procedure, a liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution. We anticipate notifying the trustee of the trust account to begin liquidating the trust account promptly after the expiration of such 21-day period and anticipate it will take no more than 10 business days to effectuate the distribution of the assets thereof to all of our public shareholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Cayman Islands law to provide for claims of creditors). Our initial shareholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust fund. If such funds are insufficient, Jing Dong Gao and Eli D. Scher have contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than $15,000) and have contractually agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be as follows:

•	If we have not presented to public shareholders a proposed business combination by such time period, public shareholders shall be entitled to receive a pro rata share of the trust account (which amount, when aggregated with the right to receive an additional $0.30 per eligible share pursuant to the letter of credit, is initially anticipated to be approximately $10.30 per share).
•	If, prior to liquidation, we have presented to public shareholders a proposed business combination that ultimately was not approved, the public shareholders that voted against the last proposed business combination before liquidation or did not vote on such business combination shall be entitled to receive only $10.00 per ordinary share, and those public shareholders who voted for the proposed business combination and continued to hold their shares until liquidation shall be entitled to receive a pro rata share of the trust account (which amount, when aggregated with the right to receive an additional $0.30 per eligible share pursuant to the letter of credit, is initially anticipated to be approximately $10.30 per share).

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public shareholders. Jing Dong Gao and Eli D. Scher have contractually agreed that if we liquidate prior to the consummation of a business combination they will be personally liable to ensure that the proceeds in the trust account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Accordingly, if a claim brought by a target business or vendor did not exceed the amount of funds available to us outside of the trust account or available to be released to us from interest earned on the trust account balance, Messrs. Gao and Scher would not have any personal obligation to indemnify such claims as they would be paid from such available funds. However, if a claim exceeded such amounts, the only exceptions to the obligations of Messrs. Gao and Scher to pay such claim would be if the party executed a valid and binding waiver agreement enforceable under law. We have questioned such individuals on their financial net worth and reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise. We cannot assure you, however, that they would be able to satisfy those obligations. Furthermore, if they refused to satisfy their obligations, we would be required to bring a claim against him to enforce our indemnification rights. Furthermore, as our board cannot waive these indemnification obligations because it would be a breach of their fiduciary obligations, if they refused to satisfy their obligations, we would be required to bring a claim against them to enforce our indemnification rights. Accordingly, although such agreements are legally binding obligations on the part of Messrs. Gao and Scher, as such individuals are residents of jurisdictions other than the Cayman Islands, we may have difficulty enforcing our rights under such agreements. Therefore, the actual per-share liquidation price could be less than $10.00 or upon any distribution of the per-share amount pursuant to the letter of credit, $10.30 (as the case may be) plus interest, due to claims of creditors.

Our public shareholders will be entitled to receive funds from the trust account only in the event of the expiration of our existence and our automatic dissolution and subsequent liquidation or if they properly convert their respective shares into cash upon consumation of a business combination. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account.

Additionally, in any liquidation proceedings of the company under Cayman Islands’ law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. Furthermore, a liquidator of the company might seek to hold a shareholder liable to contribute to our estate to the extent of distributions received by them pursuant to the dissolution of the trust account beyond the date of dissolution of the trust account. Additionally, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims for having paid public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If we are unable to consummate a transaction by , 2010 [twelve months from the consummation of this offering] or  2011 [18 months from the consummation of this offering] if the period to complete our business combination has been extended, our purpose and powers will be limited to dissolving, liquidating and winding up. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public shareholders as part of our plan of distribution and dissolution. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, Jing Dong Gao and Eli D. Scher have contractually agreed that if we liquidate prior to the consummation of a business combination they will be personally liable to ensure that the proceeds in the trust account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, we believe the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public shareholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust fund. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust fund could be less than $10.00 or upon any distribution of the per-share amount pursuant to the letter of credit, $10.30 (as the case may be) due to claims or potential claims of creditors.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately 16 blank check companies that have completed initial public offerings in the United States with more than $4.9 billion in trust that are seeking to carry out a business plan similar to our business plan. Of these, 5 companies with $204 million in trust are seeking to effectuate a business combination with a company in China. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources. We will only have access to approximately $36 million in our trust account to consummate a business combination. Accordingly, if we locate a target business that is valued at substantially more than $36 million and the sellers of that target business wish to be paid in cash, we will be forced to obtain third party financing to complete such a transaction. There is no assurance that such financing will be available to us on terms acceptable to us or at all. Other blank check companies whose trust accounts are significantly larger than ours would not have the same problem in financing such a transaction. Accordingly, this inherent competitive limitation may give others an advantage in pursuing the acquisition of a target business. However, while the size of this offering may be smaller than other similarly structured blank check companies, we believe that our size is more consistent with the types of acquisitions that are consummated in China which typically have purchase prices of under $50 million. Furthermore, our ability to issue our securities in connection with any business combination would allow us to complete a business combination with a much larger target business. This is consistent with other similarly structured blank check companies that have issued securities in connection with their business combination with Chinese targets. We therefore believe that this competitive disadvantage may be reduced in our situation although we cannot assure you of this fact. The following also may not be viewed favorably by certain target businesses:

•	our obligation to seek shareholder approval of a business combination may delay the completion of a transaction;
•	our obligation to convert into cash ordinary shares held by our public shareholders to such holders that exercise their conversion rights may reduce the resources available to us for a business combination; and
•	our outstanding warrants and option, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at 762 West Beijing Road, Shanghai, PRC 200041. GSME Capital Partners Inc. is providing this space to us at no cost. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect each of our executive officers to devote an average of approximately 10 hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

Assuming we remain a foreign private issuer, we will be exempt from the rules under the Exchange Act regarding proxy statements. In addition, we will not be required under the Exchange Act to file current reports with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we have agreed with the representative of the underwriters that, for the period commencing with the date of this prospectus and ending upon the earlier of our consummation of an initial business combination or our liquidation, in connection with any proposed business combination, we will deliver to our shareholders proxy solicitation materials containing the information we believe would have been required to be provided to shareholders had we not been a foreign private issuer but still had a class of equity securities registered under Section 12 of the Exchange Act and we will file with the SEC a Report of Foreign Private Issuer on Form 6-K the proxy solicitation material. We have also agreed with the representative of the underwriters that for the period commencing with the date of this prospectus and ending on the earlier of the consummation of an initial business combination or our liquidation, we will comply with the rules and regulations under the Exchange Act prescribing the requirements and filing deadlines for Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and will file Reports of Foreign Private Issuer on Form 6-K complying with those rules and regulations; however, we cannot assure you that the SEC will review any Form 6-Ks we file. We have also agreed to comply with the rules and regulations prescribing the requirements and filing deadlines for Section 16 filings, including Forms 3, 4 and 5, during this time period.

We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to shareholders to assist them in assessing the target business. These financial statements will need to be prepared in accordance with or reconciled to United States GAAP or prepared or reconciled in accordance with the International Financial Reporting Standards for potential targets that have previously kept their accounts in accordance with GAAP of the PRC. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have the necessary financial statements. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.

We may be required to have our internal control procedures audited for the fiscal year ending December 31, 2010 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Report of Foreign Private Issuer on Form 6-K, including an audited balance sheet demonstrating this fact.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$34,200,000 of the net offering proceeds plus the $1,800,000 we will receive from the sale of the insider warrants will be deposited into a trust account at Morgan Stanley Smith Barney, maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$30,132,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Investment of net proceeds	The $34,200,000 of net offering proceeds plus the $1,800,000 we will receive from the sale of the insider warrants held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market enterprise value equal to at least 80% of the gross offering proceeds at the time of execution of a definitive agreement for such business combination.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin to trade separately on the 10th day after the date of this prospectus unless Cohen & Company Securities, LLC informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Report of Foreign Private Issuer on Form 6-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Report of Foreign Private Issuer on Form 6-K. If the over-allotment option is exercised after our initial filing of a Form 6-K, we will file an amendment to the Form 6-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 6-K, an amendment thereto, or in a subsequent Form 6-K, information indicating if Cohen & Company Securities, LLC has allowed separate trading of the ordinary shares and warrants prior to the 10th day after the date of this prospectus.	No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the completion of a business combination and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will give our shareholders the opportunity to vote on the business combination. In connection with seeking shareholder approval, we will send each shareholder a proxy statement containing information required by the SEC. A shareholder following the procedures described in this prospectus is given the right to convert his or her shares into cash. However, a shareholder who does not follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds except upon our liquidation.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	Pursuant to our memorandum and articles of association, our corporate existence will cease 12 months from the consummation of this offering (or 18 months if the period to complete our business combination has been extended) except for the purposes of winding up our affairs and we will liquidate unless we have completed a business combination within this time period.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Interest earned on the funds in the trust account	There can be released to us, from time to time, any interest earned on the funds in the trust account (i) that we may need to pay our tax obligations and (ii) any remaining interest that we need for our working capital requirements. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	All interest earned on the funds in the trust account will be held in trust for the benefit of public shareholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	Except for (i) any amounts that we may need to pay our tax obligations and (ii) any remaining interest that we may need for our working capital requirements that may be released to us from the interest earned on the trust account balance, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Jing Dong Gao	42	Chairman of the Board
Eli D. Scher	29	Chief Executive Officer and Director
Zhong Wen Lin	40	Vice President, Finance

Jing Dong Gao has served as our chairman of the board since our inception. Mr. Gao has invested in and built businesses in China in a variety of industries, gaining experience in evaluating companies and investments in China. Mr. Gao is the co-founder and chairman of GSME Capital Partners, a principal investment business headquartered in Shanghai founded in July 2007. GSME Capital Partners makes early stage investments in Chinese businesses with a focus on service industries. Additionally, Mr. Gao serves as chairman and chief executive officer of Fundamental Films, a film distribution and production company he co-founded in April 2008, and invested in by the principals of GSME Capital Partners. Further, Mr. Gao is the chairman of Media Communication Group (MCG), a light-emitting diode (LED) high-technology media business he founded in 2006 and invested in by the principals of GSME Capital Partners. MCG is the exclusive operator of LED advertising screens in the Shanghai and Beijing subways, and owns proprietary media networking management software and has advanced LED screen optimization techniques. Prior to GSME, in 1997, he founded MCHEM Pharma Group, a generic pharmaceuticals manufacturer that manufactured drugs focusing on HIV/AIDS intermediates, APIs and FDFs which was sold to Matrix Labs of India. He served as the company’s chairman and chief executive officer from 1997 to 2007. Mr. Gao also invested in Xiamen Prosolar, a Shanghai stock exchange listed real estate development company (SSE: 600193), and sat on its board of directors until May 2008. Mr. Gao received a B.S. from Nanjing University.

Eli D. Scher has served as our chief executive officer and a member of our board of directors since our inception. Since July 2007, Mr. Scher has served as chief executive officer of GSME Capital Partners Inc. From July 2007 to February 2008, Mr. Scher served as chief development officer and a director of MCG. Since February 2008, he has served as chief financial officer of MCG. Additionally, Mr. Scher is a co-founder, and serves as president and chief financial officer, of Fundamental Films. From September 2003 to February 2007, Mr. Scher served as a principal at Daroth Capital Advisors LLC, which is involved in investing and advising clients on financings, mergers and acquisitions and restructurings, where he led the firm’s Asian business development efforts. From July 2002 to September 2003, he served as a vice president of Cohen Bros. & Co., a private investment bank. From June 2001 to September 2001, he was a financial intern with China International Capital Corporation, a Sino-American joint venture investment bank where Morgan Stanley and the China Construction Bank acted as the principal partners and investors. Mr. Scher received an A.B. from Princeton University. Mr. Scher is fluent in Mandarin Chinese.

Zhong Wen Lin has served as our vice president, finance since our inception. Since February 2007, Mr. Lin has served as finance director of MCG. From July 2006 to February 2007, Mr. Lin served as general manager assistant at JCDecaux China Shanghai Zhongle Vehicle Paint-Spraying Co., LTD, an outdoor transportation media business. From January 2006 to July 2006, he served as finance director of JCDecaux China, Metro Media System Department, a traditional media subway advertising business. From April 1997 to January 2006, Mr. Lin held various roles within Media Partners International, a company acquired by JC Decaux, including: Shanghai Media Partners International Advertising Co., LTD, Public transit system department — Finance Director; Group (Shanghai) — Finance Director; Nanjing Media Partners International Public Transport Advertising Co., LTD — Finance Director; and Shanghai Media Partners International Advertising Co., LTD —  Finance Manager. Mr. Lin received a bachelor’s degree in Financial Accounting from Shanghai University.

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. The term of office of the first class of directors, consisting of Jing Dong Gao, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Eli D. Scher, will expire at the second annual meeting. Pursuant to our memorandum and articles of association, the number of directors that shall constitute our board has been fixed at two. This provision in our memorandum and articles of association may not be amended by shareholders prior to the consummation of our initial business combination except upon approval by the holders of at least 85% of the outstanding ordinary shares.

Special Advisor

We may seek guidance and advice from the following special advisor. We have no formal arrangement or agreement with this individual to provide services to us and accordingly, he has no contractual or fiduciary obligations to present business opportunities to us. This individual will simply provide advice, introductions to potential targets, and assistance to us, at our request, only if he is able to do so. Our special advisor does not speak Chinese. Nevertheless, we believe with his business background and extensive contacts, he will be helpful to our search for a target business and our consummation of an initial business combination.

Lawrence S. Wizel has served on the board of directors of American Oriental Bioengineering, Inc., a plant-based Chinese pharmaceutical company, since 2006. He also serves on the board of directors of several other companies. From 1965 to June 2006, Mr. Wizel served with Deloitte & Touche in Deloitte’s New York office as a partner from 1980 to June 2006. He most recently held the position of deputy professional practice director. Mr. Wizel was responsible for serving a diverse client base of publicly held and private companies in a variety of capacities including SEC filings, initial public offerings, mergers and acquisition transactions and periodic reporting. He received a B.S. from Michigan State University and is a Certified Public Accountant.

Our officers, directors and special advisor will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. These individuals will also be responsible for determining whether the terms of the transaction complies with the terms and agreements entered into in connection with this offering as well as our memorandum and articles of association. None of these individuals has been or currently is a principal of, or affiliated with, a blank check company. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to successfully identify and effect an acquisition. Our management team has operated and/or invested in companies in the chemicals, pharmaceuticals, technology, real estate and advertising industries. They have effected transactions in China both through acquiring state-owned assets and through investment in private enterprises. On a global basis, as investment bankers, members of our management team have been involved in middle market corporate finance transactions totaling in excess of $500 million. As a result of these transactions, they have an extensive network within China which we believe will provide us with access to deal flow throughout the entire country. The following are some examples of our management team’s experience and operational attributes:

•	Prior to forming GSME Capital Partners, Eli D. Scher, as an investment banker with Daroth Capital Advisors LLC, invested in and led transactions for Federal Information Technology Systems (later to be named Overwatch Systems) from November 2004 to October 2006. These transactions included (i) the acquisition of numerous companies including Austin Info Systems, Sensor Systems, IT Spatial, Paragon Imaging and Visual Learning Systems, (ii) the formation of a strategic partnership with Medical Numerics and (iii) the ultimate sale of the company to Textron Systems Corp.
•	Jing Dong Gao founded MCHEM Pharma Group, a leading Chinese generic pharmaceutical manufacturer. MCHEM Pharma Group grew to become the largest producer of HIV medications in China.
•	Jing Dong Gao and Eli D. Scher co-founded Fundamental Films, a film distribution and production company, headquartered in Shanghai. The company distributes non-Chinese productions to theatres, television and home video, and produces Chinese film for both Chinese and international distribution.
•	Jing Dong Gao founded MCG, a high-technology media business. Mr. Gao is chairman of MCG and Eli D. Scher is chief financial officer of MCG. MCG is the exclusive licensee of LED advertising in the entire Shanghai subway system, where it has 50 screens installed, and is the exclusive operator of LED screens on selected lines in the Beijing subway system, where it has 29 screens installed.

•	Jing Dong Gao has invested in Xiamen Prosolar, a Shanghai stock exchange listed real estate development company, and served on its board of directors.
•	Zhong Wen Lin is a financial/accounting professional with extensive accounting and internal control experience in China and has experience in evaluating and examining financial statements of prospective targets.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. No compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our initial shareholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.
•	The initial shares owned by our officers and directors will be released from escrow only if a business combination is successfully completed, and the insider warrants purchased by our officers and directors, and any warrants which they may purchase in the aftermarket will expire worthless if a business combination is not consummated. Additionally, our officers and directors will not receive liquidation distributions with respect to any of their initial shares. Furthermore, the purchasers of the insider warrants have agreed that such securities will not be sold or transferred by them until after we have completed a business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Under Cayman Islands law, our directors have a duty of loyalty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our amended and restated memorandum and articles of association. In certain limited circumstances, a shareholder has the right to seek damages if a duty owed by our directors is breached.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have. The following table summarizes the relevant pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Affiliated Company	Name of Individual	Priority/Preference Relative to GSME Acquisition Partners I
Media Communication Group	Jing Dong Gao Eli D. Scher Zhong Wen Lin	Each of these individuals will be required to present all business opportunities which are suitable for Media Communication Group to Media Communication Group prior to presenting them to us. Media Communication Group is a high-technology media business.
Fundamental Films	Jing Dong Gao Eli D. Scher	Each of these indivinuals will be required to present all business opportunities which are suitable for Fundamental Films to Fundamental Films prior to presenting them to us. Fundamental Films is a film distribution and production company.

Messrs. Gao and Scher have specifically agreed to present all suitable business opportunities to us prior to presenting them to GSME Capital Partners Inc.

In connection with the vote required for any business combination, all of our initial shareholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the vote of the public shareholders owning a majority of the ordinary shares sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those ordinary shares acquired by them prior to this offering. Any ordinary shares acquired by initial shareholders in the offering or aftermarket will be considered part of the holdings of the public shareholders. Our initial shareholders have agreed to vote such shares in favor of any proposed business combination. Accordingly, except with respect to the conversion and voting rights afforded to public shareholders, these initial shareholders will have the same rights as other public shareholders with respect to such shares.

We will not acquire an entity with which any of our officers or directors, through their other business activities, is currently having acquisition or investment discussions. To further minimize potential conflicts of interest, we have agreed not to (i) acquire an entity with which our officers or directors, through their other business activities, had acquisition or investment discussions in the past, (ii) consummate an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our officers, directors, initial shareholders or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (iii) enter into a business combination where we acquire less than 100% of a target business and any of our officers, directors, initial shareholders or their affiliates acquire the remaining portion of such target business, unless, in any case, we obtain an opinion from an independent investment banking firm reasonably acceptable to Cohen & Company Securities, LLC that the business combination is fair to our unaffiliated shareholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors, shareholders or advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of November 13, 2009 and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;
•	each of our officers and directors; and
•	all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record of beneficial ownership of the 3,600,000 insider warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Prior to Offering			After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Ordinary Shares	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Ordinary Shares
Jing Dong Gao	1,200,600	(3)	87.0%	1,044,000	(3)	21.8%
Eli D. Scher	138,000		10.0%	120,000		2.5%
Zhong Wen Lin	0		0%	0		0%
All directors and executive officers as a group (three individuals)	1,338,600		97.0%	1,164,000		24.3%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals is 762 West Beijing Road, Shanghai, PRC 200041.
(2)	Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 180,000 ordinary shares held by our initial shareholders.
(3)	Represents shares held by MCK Capital Co., Limited, an entity controlled by Mr. Gao.

Immediately after this offering, our initial shareholders, which include all of our officers and directors, collectively, will beneficially own 25% of the then issued and outstanding ordinary shares (assuming none of them purchase any units offered by this prospectus). None of our initial shareholders, officers and directors has indicated to us that he intends to purchase our securities in the offering. Because of the ownership block held by our initial shareholders, such individuals may be able to effectively exercise control over all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, our initial shareholders will be required to forfeit up to an aggregate of 180,000 ordinary shares. Our initial shareholders will be required to forfeit only a number of shares necessary to maintain their collective 25% ownership interest in our ordinary shares after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

All of the initial shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until (i) with respect to 20% of such shares, upon consummation of our initial business combination, (ii) with respect to 25% of such shares, when the closing price of our ordinary shares exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, (iii) with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $14.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, (iv) with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $16.00 for any 20 trading days within a

30-trading day period following the consummation of our initial business combination and (v) with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $20.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination. Up to 180,000 of the initial shares may also be released from escrow earlier than this date for cancellation if the over-allotment option is not exercised in full as described above. All of the initial shares may be released from escrow earlier than as described above if within that time period, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (i) for transfers to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by certain pledges to secure obligations incurred in connection with purchases of our securities or (vi) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our shareholders, including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared. If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our initial shareholders will receive any portion of the liquidation proceeds with respect to their initial shares.

Eli D. Scher, Larry Wizel and MCK Capital Co., Limited, an entity controlled by Jing Dong Gao, have committed to purchase the insider warrants (for a total purchase price of $1,800,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as such warrants are held by these purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by them until 60 days after we have completed a business combination.

Jing Dong Gao and Eli D. Scher are our “promoters,” as that term is defined under the Federal securities laws.

CERTAIN TRANSACTIONS

In March 2008, we issued 1,293,750 ordinary shares to the individuals set forth below for $25,000 in cash, at a purchase price of approximately $0.02 share, as follows:

Name	Number of Shares	Relationship to Us
Jing Dong Gao	1,125,563	Chairman of the Board
Eli D. Scher	129,375	Chief Executive Officer
Lawrence S. Wizel	38,812	Consultant

In July 2009, Mr. Gao transferred all his shares to MCK Capital Co., Limited, an entity he controls. In September 2009, our board of directors authorized a share dividend of approximately 0.067 shares for each outstanding ordinary share.

If the underwriters do not exercise all or a portion of their over-allotment option, our initial shareholders have agreed to forfeit up to an aggregate of 180,000 ordinary shares in proportion to the portion of the over-allotment option that was not exercised. If such shares are forfeited, we would record the aggregate fair value of the shares forfeited and reacquired to treasury shares and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the ordinary shares forfeited and the price paid to us for such forfeited shares (which would be an aggregate total of approximately $3,260 for all 180,000 shares). Upon receipt, such forfeited shares would then be immediately cancelled which would result in the retirement of the treasury shares and a corresponding charge to additional paid-in capital.

If the underwriters determine the size of the offering should be increased or decreased, a share dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial shareholder’s ownership at a percentage of the number of shares to be sold in this offering. Such an increase or decrease in offering size could also result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account. As a result of an increase in offering size, the per-share conversion or liquidation price could decrease by as much as $____.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are released from escrow. In addition, these shareholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these ordinary shares are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

MCK Capital Co., Limited, Eli D. Scher and Larry Wizel have committed, pursuant to written subscription agreements with us and Graubard Miller, as escrow agent, to purchase the 3,600,000 insider warrants (for a total purchase price of $1,800,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the insider warrants will be delivered to Graubard Miller, our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of insider warrants, at least 24 hours prior to the date of this prospectus to hold in a non-interest bearing account until we consummate this offering. Graubard Miller will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as such warrants are held by the purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by them until 60 days after we have completed a business combination. The holders of the majority of these insider warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after we consummate a business combination. In addition, these holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

In order to meet our working capital needs following the consummation of this offering, certain of our officers and directors may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount such officer or director deems reasonable in their sole discretion. Each loan would be evidenced by a note and, upon consummation of our business combination, either payable without interest or, at such officer or director’s discretion, convertible into warrants of the post business combination entity at a price of $0.50 per warrant. The warrants would be identical to the insider warrants. The holders of a majority of such warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be entered into at the time of the loan. The holders of a majority of these securities would have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

As of the date of this prospectus, Eli D. Scher has advanced to us $125,000 to cover expenses related to this offering. The loan will be payable without interest on the consummation of this offering. We intend to repay this loan from the proceeds of this offering not being placed in trust.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our initial shareholders, officers or directors who owned our ordinary shares prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our board of directors (or audit committee if one exists) will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The board of directors (or audit committee) will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the board of directors (or audit committee) with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

To minimize potential conflicts of interest, we have agreed not to (i) acquire an entity with which our officers or directors, through their other business activities, had acquisition or investment discussions in the past, (ii) consummate an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our officers, directors, initial shareholders or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (iii) enter into a business combination where we acquire less than 100% of a target business and any of our officers, directors, initial shareholders or their affiliates acquire the remaining portion of such target business, unless, in either case, we obtain an opinion from an independent investment banking firm reasonably acceptable to Cohen & Company Securities, LLC that the business combination is fair to our unaffiliated shareholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors, shareholders or advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 50,000,000 ordinary shares, par value $0.001, and 1,000,000 preferred shares, par value $0.001. As of the date of this prospectus, 1,380,000 ordinary shares are outstanding, held by three shareholders of record.

Units

Each unit consists of one ordinary share and one warrant. Each warrant entitles the holder to purchase one ordinary share. The ordinary shares and warrants will begin to trade separately on the 10th day after the date of this prospectus unless Cohen & Company Securities, LLC informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the ordinary shares and warrants be traded separately until (i) we have filed with the SEC a Report of Foreign Private Issuer on Form 6-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering and (ii) the underwriters’ over-allotment option is exercised in full or expires. We will file a Report of Foreign Private Issuer on Form 6-K which includes this audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 6-K. If the over-allotment option is exercised after our initial filing of a Form 6-K, we will file an amendment to the Form 6-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 6-K, an amendment thereto, or in a subsequent Form 6-K information indicating if Cohen & Company Securities, LLC has allowed separate trading of the ordinary shares and warrants prior to the 10th day after the date of this prospectus.

Ordinary Shares

Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. In connection with the vote required for any business combination, all of our initial shareholders, including all of our officers and directors, have agreed to vote their respective ordinary shares owned by them immediately prior to this offering in accordance with the majority of the ordinary shares voted by our public shareholders and have agreed to vote any shares included in units purchased in this offering or purchased following this offering in the open market in favor of such proposed business combination.

We will proceed with the business combination only if a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 81% of the total number of shares sold in this offering exercise their conversion rights, regardless of whether they are voting for or against the proposed business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our memorandum and articles of association, if we do not consummate a business combination by , 2010 [twelve months from the consummation of this offering] or  2011 [18 months from the consummation of this offering] if the period of time to complete our business combination has been extended, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. In the event the business combination is not approved by a majority of our public shareholders or 81% or more public shareholders sought conversion of their shares and the trust account is liquidated, the public shareholders that voted against the proposed business combination shall be entitled to receive only $10.00 per ordinary share, and those public shareholders who voted for the proposed business combination shall be entitled to receive a pro rata share of the trust account (which amount, when aggregated with the right to receive an additional $0.30 per eligible share pursuant to the letter of credit, is initially anticipated to be approximately $10.30 per share). Our initial shareholders have agreed to waive their rights to share in any distribution with respect to their initial shares.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to have their ordinary shares converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public shareholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing upon the completion of a business combination. However, the warrants, excluding the insider warrants, will be exercisable only if a registration statement relating to the ordinary shares issuable upon exercise of the warrants is effective and current. The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time.

The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by these purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by them until after we have completed a business combination.

We may call the warrants for redemption (excluding the insider warrants but including any outstanding warrants issued upon exercise of the unit purchase option issued to Cohen & Company Securities, LLC), with the prior consent of Cohen & Company Securities, LLC (which consent shall not unreasonably be withheld),

•	in whole and not in part,
•	at a price of $.01 per warrant at any time after the warrants become exercisable,
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and
•	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $17.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing ordinary share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Purchase Option

We have agreed to sell to Cohen & Company Securities, LLC, the representative of the underwriters an option to purchase up to a total of 360,000 units at $15.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.  Cayman Islands Corporate law has recently been amended to simplify mergers and consolidations where two or more companies are being formed into a single entity. Cayman Islands companies may merge or consolidate with other foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation, however the surviving company must be a Cayman Islands company.

Under the new rules a merger or consolidation plan is proposed by the directors of the merging companies and must be authorised by each company by way of: (i) a shareholder resolution approved by a majority in number, and representing three-quarters in value of the shareholders voting together as one class; and (ii) if the shares to be issued in the surviving company are to have the same rights and economic value as those in the merging company, a special resolution of the shareholders voting together as one class. Creditors must be asked approve the merger although application can be made to the Grand Court of the Cayman Islands to proceed notwithstanding a dissenting creditor. If the merger plan is approved it is then filed with the Cayman Islands General Registry along with a declaration by a director of each company. The Registrar of Companies will then issue a certificate formalizing the merger or consolidation. The surviving entity remains active while the other company or companies are automatically dissolved. Unless the shares of such shareholder are publicly listed or quoted, dissenting shareholders in a merger or consolidation of this type are entitled to payment of the fair value of their shares if such shareholder provides a written objection before the vote.

Cayman companies may also be restructured or amalgamated under supervision of the Grand Court of the Cayman Islands by way of a “scheme of arrangement”. We do not anticipate the use of a scheme of arrangement because a business combination can be achieved through other means, such as a share capital exchange, merger (as described above), asset acquisition or control, through contractual arrangements, of an operating business. In the event that a business combination is sought pursuant to a scheme of arrangement it would require the approval of a majority, in number, of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the Court the view that the transaction ought not be approved, the Court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;
•	the shareholders have been fairly represented at the meeting in question;
•	the arrangement is such as a businessman would reasonably approve; and
•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

In a scheme of arrangement a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Pursuant to our memorandum and articles of association, we will seek shareholder approval before we effect any initial business combination, even if the nature of the business combination would not ordinarily require shareholder approval under applicable Cayman Islands law. Furthermore public shareholders voting against a proposed business combination will be entitled to convert their stock for $10.00 per share, and any public shareholder will have the right to vote for the proposed business combination and demand that such shareholder’s shares be converted into a pro rata share of the trust account (which amount, when aggregated with the right to receive an additional $0.30 per eligible share pursuant to the letter of credit, is initially anticipated to be approximately $10.30 per share). Our initial business combination will not be completed if 81% or more of the public shareholders seek conversion of their ordinary shares, regardless of whether they are voting for or against the proposed business combination.

Shareholders’ Suits.  Our Cayman Islands counsel is not aware of any reported class action or derivative action having been brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;
•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained;
•	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or
•	those who control the company are perpetrating a “fraud on the minority.”

Enforcement of Civil Liabilities.  The Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the United States. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

•	is given by a competent foreign court;
•	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
•	is final;
•	is not in respect of taxes, a fine or a penalty; and
•	was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

Memorandum and Articles of Association

Our amended and restated memorandum and articles of association filed under the laws of the Cayman Islands contain provisions designed to provide certain rights and protections to our shareholders prior to the consummation of a business combination, including:

•	a requirement that all proposed business combinations be presented to shareholders for approval regardless of whether or not the Cayman Islands requires such a vote;
•	the right of public shareholders to exercise conversion rights and surrender their shares in lieu of participating in a proposed business combination;
•	a prohibition against completing a business combination if 81% or more of our public shareholders exercise their conversion rights, regardless of whether they are voting for or against a proposed business combination;
•	a requirement that our management take all actions necessary to dissolve our company and liquidate our trust account in the event we do not consummate a business combination by 12 months after the consummation of this offering, or 18 months if the period to complete our business combination has been extended;
•	limitation on shareholders’ rights to receive a portion of the trust account; and
•	the separation of our board of directors into two classes and the establishment of related procedures regarding the standing and election of such directors.

Our amended and restated memorandum and articles of association prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Cayman Islands law, although, pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental and contractual terms of this offering. We believe these provisions to be obligations of our company to its shareholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report such belief or suspicion to either the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Criminal Conduct Law (Revised) if the disclosure relates to money laundering or to a police officer of the rank of constable or higher if the disclosure relates to involvement with terrorism or terrorist property, pursuant to the Terrorism Law. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

Immediately after this offering, we will have 4,800,000 ordinary shares outstanding, or 5,520,000 shares if the over-allotment option is exercised in full. Of these shares, the 3,600,000 shares sold in this offering, or 4,140,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares have been placed in escrow and will not be transferable until they are released except in limited circumstances described elsewhere in this prospectus.

Rule 144

A person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted ordinary shares for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of ordinary shares then outstanding, which will equal 48,000 shares immediately after this offering (or 55,200 if the over-allotment option is exercised in full); and
•	if the ordinary shares are listed on a national securities exchange, the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K (or Form 6-K) reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 (or Form 20-F) type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our initial shareholders will be able to sell their initial shares freely without registration one year after we have completed our initial business combination assuming they are not an affiliate of ours at that time.

Registration Rights

The holders of our initial shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the insider warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

TAXATION

The following summary of the material Cayman Islands and United States federal income tax consequences of the acquisition, ownership, and disposition of our ordinary shares and warrants issued pursuant to this offering is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares and warrants, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders. The Cayman Islands are not party to any double taxation treaties.

No Cayman Islands stamp duty will be payable by you in respect of the issue or transfer of ordinary shares or warrants. However, an instrument transferring title to an ordinary share or warrant, if brought to or executed in the Cayman Islands, would be subject to Cayman Islands stamp duty.

We have applied for and can expect to receive an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on the shares, debentures or other obligations of the company or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the company to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the company.

United States Federal Income Taxation

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our ordinary shares and warrants, which we refer to collectively as our securities, issued pursuant to this offering. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is treated for U.S. federal income tax purposes as:

•	an individual citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate whose income is includible in gross income for U.S. federal income tax regardless of its source; or
•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you are not described as a U.S. Holder and are not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, you will be considered a “Non-U.S. Holder.” The U.S. federal income tax consequences applicable to Non-U.S. Holders is described below under the heading “Non-U.S. Holders.”

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.

This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a person’s decision to purchase our securities. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances, and this discussion addresses only persons that acquire our ordinary shares and warrants as part of units upon their original issuance pursuant to this offering and assumes that each of our ordinary shares and warrants trade separately. In particular, this discussion considers only holders that will own our ordinary shares and warrants as capital assets within the meaning of Section 1221 of the Code and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or “financial services entities”;
•	broker-dealers;
•	taxpayers who have elected mark-to-market accounting;
•	tax-exempt entities;
•	government or agencies or instrumentalities thereof;
•	insurance companies;
•	regulated investment companies;
•	real estate investment trusts;
•	certain expatriates or former long-term residents of the United States;
•	persons that actually or constructively own 10% or more of our voting shares;
•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or
•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal gift or estate tax, or state, local or non-U.S. tax laws. Additionally, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our ordinary shares or warrants through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our ordinary shares and warrants, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

We have not sought a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR INVESTOR MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT WITH ITS TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES AND WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS.

Allocation of Purchase Price Between Ordinary Shares and Warrants

While not free from doubt, each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one ordinary share and one warrant to acquire one ordinary share. For U.S. Federal income tax purposes, each holder of a unit generally must allocate the purchase price of a unit between the ordinary share and each warrant that comprise the unit based on the relative fair market values of each at the time of issuance. The price allocated to each ordinary share and each warrant generally will be the holder’s tax basis in such share or warrant, as the case may be. While uncertain, the IRS, by analogy to the rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that our allocation of the purchase price will be binding on a holder of a unit, unless the holder explicitly discloses in a statement attached to the holder’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit that the holder’s allocation of the purchase price between the ordinary share and each warrant that comprise the unit is different than our allocation. Our allocation is not, however, binding on the IRS.

Each U.S. Holder is advised to consult its own tax advisor with respect to the risks associated with an allocation of the purchase price between the ordinary shares and each warrant that comprise a unit that is inconsistent with our allocation of the purchase price.

U.S. Holders

Tax Reporting

Certain U.S. Holders will be required to file an IRS Form 926 (Return of a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of cash or other property to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as ordinary income the amount of any distribution paid on our ordinary shares. Such a distribution will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of such earnings and profits will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.

With respect to non-corporate U.S. Holders for taxable years beginning before January 1, 2011, dividends (to the extent paid out of our earnings and profits) may be taxed at the lower applicable long-term capital gains rate (see “ — Taxation on the Disposition of Ordinary Shares and Warrants” below) provided that (1) our ordinary shares are readily tradable on an established securities market in the United States, (2) we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period requirements are met. It is not entirely clear, however, whether a U.S. Holder’s holding period for our ordinary shares would be suspended for purposes of clause (3) above for the period that such holder had a right to have such ordinary shares redeemed by us. In addition, under recently published IRS authority, ordinary shares are considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges, which presently do not include the OTC Bulletin Board (the only exchange on which our ordinary shares are currently anticipated to be listed and traded). Accordingly, any dividends paid on our ordinary shares are not currently expected to qualify for the lower rate. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares.

Taxation on the Disposition of Ordinary Shares and Warrants

Upon a sale or other taxable disposition of our ordinary shares or warrants (which, in general, would include a redemption of ordinary shares or warrants), and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares or warrants. See “ — Exercise or Lapse of a Warrant” below for a discussion regarding a U.S. Holder’s basis in the ordinary shares acquired pursuant to the exercise of a warrant.

Capital gains recognized by U.S. Holders generally are subject to U.S. federal income tax at the same rate as ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum rate of 15% for taxable years beginning before January 1, 2011 (and 20% thereafter). Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares or warrants exceeds one year. The deductibility of capital losses is subject to various limitations.

Exercise or Lapse of a Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the exercise of a warrant for cash. Ordinary shares acquired pursuant to the exercise of a warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. The holding period of such ordinary shares generally would begin on the day after the date of exercise of the warrant. If the terms of a warrant provide for any adjustment to the number of shares of ordinary shares for which the warrant may be exercised or to the exercise price of the warrants, such adjustment may, under certain circumstances, result in constructive distributions that could be taxable to the U.S. Holder of the warrants. Conversely, the absence of an appropriate adjustment similarly may result in a constructive distribution that could be taxable to the U.S. Holders of the ordinary shares. See “ — Taxation of Distributions Paid on Ordinary Shares,” above. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant. U.S. Holders who exercise a warrant other than by paying the exercise price in cash should consult their own tax advisors regarding the tax treatment of such an exercise, which may vary from that described above.

Passive Foreign Investment Company Rules

A foreign corporation will be a passive foreign investment company, or PFIC, if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any company in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any company in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents, royalties, and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for the current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain. After acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for the current taxable year. Our actual PFIC status for any taxable year will not be determinable until after the end of the taxable year, and accordingly there can be no assurance that we will not be considered a PFIC for the current taxable year or any future taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder held our ordinary shares or warrants, and the U.S. Holder did not make a timely qualified electing fund (“QEF”) election for the first taxable year of its holding period for our ordinary shares, as described below, such holder will be subject to special rules with respect to:

•	any gain recognized (or deemed recognized) by the U.S. Holder on the sale or other taxable disposition of its ordinary shares or warrants; and
•	any “excess distribution” made to the U.S. Holder (generally, any distributions to such holder during a taxable year that are greater than 125% of the average annual distributions received by such holder in respect of the ordinary shares during the three preceding taxable years or, if shorter, such holder’s holding period for the ordinary shares).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or warrants;
•	the amount allocated to the taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to any taxable year prior to the first taxable year in which we are a PFIC, will be taxed as ordinary income;
•	the amount allocated to other taxable years will be taxed at the highest tax rate in effect for that year; and
•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year.

In addition, if we are a PFIC, a U.S. Holder who acquires our ordinary shares or warrants from a deceased U.S. Holder who dies before January 1, 2010 generally will be denied the step-up of U.S. federal income tax basis in such shares or warrants to their fair market value at the date of the deceased holder’s death. Instead, such U.S. Holder would have a tax basis in such shares or warrants equal to the deceased holder’s tax basis, if lower.

In general, a U.S. Holder may avoid the PFIC tax consequences described above in respect of our ordinary shares acquired as part of the unit in this offering by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its warrants. As a result, if a U.S. Holder sells or otherwise disposes of a warrant (other than upon exercise of a warrant), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply to such newly acquired shares (which generally will be deemed to have a holding period for the purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the holder makes a purging election. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by reason of the purging election will be subject to the special tax and interest charge rules, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections may only be made by filing a protective statement with such return or with the consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. Upon request from a U.S. Holder, we will endeavor to provide to the U.S. Holder no later than 90 days after the request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has elected the application of the QEF rules to its ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for the first tax year of its holding period for such shares or a purge of the PFIC taint pursuant to a purging election), any gain recognized on the appreciation of such shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally will not be taxable as a dividend. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will generally apply for subsequent years, whether or not we meet the test for PFIC status in those years. A U.S. Holder who makes the QEF election discussed above for our first tax year in which the U.S. Holder holds (or is deemed to hold) our ordinary shares and for which we are determined to be a PFIC, however, will not be subject to the PFIC tax and interest charge rules (or the denial of basis step-up at death) discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for the tax years in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of the tax years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder owns ordinary shares in a PFIC that is treated as marketable stock, the U.S. Holder may make a mark-to-market election. If the U.S. Holder makes a valid mark-to-market election for the first tax year in which the U.S. holder holds our ordinary shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of such shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission or on Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Since we expect that our ordinary shares will be quoted and traded on the OTC Bulletin Board, they may not currently qualify as marketable stock for purposes of the election. As a result, U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder no later than 90 days after the request the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

If a U.S. Holder owns (or is deemed to own) shares during any year in a PFIC, such holder may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made).

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares and warrants under their particular circumstances.

Non-U.S. Holders

Dividends paid to a Non-U.S. Holder in respect to its ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case such gain from United States sources may be subject to tax at a 40% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if applicable, attributable to a permanent establishment or fixed base in the United States) generally will be subject to tax in the same manner as for a U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 40% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes will apply to distributions made on our ordinary shares within the United States to a non-corporate U.S. Holder and to the proceeds from sales and other dispositions of our ordinary shares or warrants to or through a U.S. office of a broker by a non-corporate U.S. Holder. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.

In addition, backup withholding of United States federal income tax, currently at a rate of 28%, generally will apply to such distributions made on our ordinary shares to a non-corporate U.S. Holder and the proceeds from such sales and other dispositions of shares or warrants by a non-corporate U.S. Holder who:

•	fails to provide an accurate taxpayer identification number;
•	is notified by the IRS that backup withholding is required; or
•	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Cohen & Company Securities, LLC is acting as representative, has individually agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriters	Number of Units
Cohen & Company Securities, LLC

Total

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, Maine, Maryland, Minnesota, Missouri, New Hampshire, New York, South Carolina, South Dakota, Rhode Island, Utah, Virginia, Wisconsin and Wyoming. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

We will file periodic and annual reports under the Securities Exchange Act of 1934. Therefore, under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the ordinary shares and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required:

•	Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, South Dakota, Utah, the Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the following states currently permit the resale of the units, and the ordinary shares and warrants comprising the units, once they become separately transferable, if the proper notice filings have been submitted and the required fees have been paid:

•	The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the ordinary shares and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Quotation of Securities

We anticipate that the units (and ordinary shares and warrants once they become separable) will be quoted on the OTC Bulletin Board under the symbols __, __ and _____ following this offering. We do not anticipate applying for listing of our securities on any stock exchange, including the Shanghai Stock Exchange, until consummation of our business combination. Following the date the ordinary shares and warrants become eligible to trade separately, they will be quoted separately and included in the units on the OTC Bulletin Board. Prior to the date of this prospectus, market makers interested in making a market in our securities will submit their Forms 211 to the OTC Bulletin Board. Cohen & Company Securities, LLC will not be making a market in our securities. Once the SEC declares the registration statement, of which this prospectus forms a part, effective, the Forms 211 should be approved and the units will commence quotation on the OTC Bulletin Board. However, approval for quotation on the OTC Bulletin Board is not guaranteed and we cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board following this offering.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $ per unit and the dealers may reallow a concession not in excess of $ per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted to the representative of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 540,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per Unit	Without Over-allotment	With Over-allotment
Public offering price	$10.00	$36,000,000	$41,400,000
Discount(1)	$0.70	$2,520,000	$2,898,000
Proceeds before expenses(2)	$9.30	$33,480,000	$38,502,000

(1)	$1,440,000 (or $1,818,000 if the over-allotment option is exercised in full which includes the entire 7% discount payable with respect to the over-allotment option units) of the underwriting discounts will not be payable unless and until we complete a business combination. The underwriters have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination.
(2)	The offering expenses are estimated at $520,000.

No discounts or commissions will be paid on the sale of the insider warrants.

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 360,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $15.00 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 360,000 units, the 360,000 ordinary shares and the 360,000 warrants underlying such units, and the 360,000 ordinary shares underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of FINRA’s NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. The distribution of the units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $10.00.
•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.
•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

Upon closing of the offering, Cohen & Company Securities, LLC shall cause a letter of credit from an internationally recognized bank to be issued to us in an amount equal to $0.30 per share sold in this offering. The proceeds of the letter of credit shall not be held in trust or comprise any portion of any pro-rata distribution of our trust account. We shall draw on the letter of credit in order to distribute $0.30 per qualified share to certain of our public shareholders, which amount shall be in addition to any pro-rata distribution from our trust account. The $0.30 per share amount provided by the letter of credit shall be distributed upon (i) the consummation of our business combination to each of our public shareholders for each ordinary share voted in favor of the business combination and properly converted, (ii) our liquidation, in the event that a business combination was presented to our public shareholders for approval but not consummated, to each of our public shareholders for each ordinary share voted in favor of such proposed business combination, or (iii) our liquidation, in the event that no business combination is presented to our public shareholders for a vote, to each of our public shareholders. We may draw on letter of credit solely to the extent necessary to pay each eligible holder an additional $0.30 per eligible share upon the earlier to occur of our business combination or liquidation. After we draw on the letter of credit, it shall be cancelled and, in the event we have completed a business combination, we shall issue in favor of Cohen & Company a demand secured first priority promissory note in favor of Cohen & Company Securities, LLC in an amount equal to the amount we draw on the letter of credit bearing annual interest at the rate of 8%, payable quarterly, with a default interest rate of 13%.

We have granted Cohen Securities a right of first refusal to act as lead underwriter or as a co-manager with at least 50% of the economics (or, in the case of a three-handed deal, 33% of the economics) for any and all public and private equity and debt offerings by us or our successors, during the period commencing on consummation of this offering and terminating 12 months after the completion of our initial business combination.

Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm's length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

Graubard Miller, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act of 1933. Legal matters as to Cayman Islands’ law, as well as the validity of the securities offered in this prospectus, will be passed upon for us by Solomon Harris. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Crowe Horwath LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The report of Crowe Horwath LLP is included in reliance upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

GSME ACQUISITION PARTNERS I
(A Development Stage Company)

INDEX TO FINANCIAL STATEMENTS

Page
Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Financial Statements
Balance Sheet	F-3
Statement of Operations	F-4
Statement of Changes in Shareholders’ Equity	F-5
Statement of Cash Flows	F-6
Notes to Financial Statements	F-7 – F-11
Unaudited Interim Condensed Financial Statements
Condensed Balance Sheets as of December 31, 2008 and June 30, 2009	F-12
Condensed Statements of Operations for the six months ended June 30, 2009, the period from March 27, 2008 (Inception) to June 30, 2008 and the period from March 27, 2008 (Inception) to June 30, 2009	F-13
Condensed Statement of Changes in Shareholder’s Equity for the period from March 27, 2008 (Inception) to June 30, 2009	F-14
Condensed Statements of Cash Flows for the six months ended June 30, 2009, the period from March 27, 2008 (Inception) to June 30, 2008 and the period from March 27, 2008 (Inception) to June 30, 2009	F-15
Notes to Condensed Financial Statements	F-16

To the Board of Directors and Shareholders
GSME Acquisition Partners I

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of GSME Acquisition Partners I (a development stage company) as of December 31, 2008, and the related statements of operations, changes in shareholders’ equity and cash flows for the period from March 27, 2008 (inception) to December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GSME Acquisition Partners I (a development stage company) as of December 31, 2008 and the results of its operations and its cash flows for the period from March 27, 2008 (inception) to December 31, 2008, in conformity with U.S. generally accepted accounting principles.

/s/ Crowe Horwath LLP

October 16, 2009
New York, New York

GSME ACQUISITION PARTNERS I
(A Development Stage Company)

BALANCE SHEET
December 31, 2008

ASSETS
Current assets:
Cash	$15,099
Deferred offering costs associated with offering	145,934
Total assets	$161,033
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Account payable	$20,000
Due to related party	125,000
Total liabilities	$145,000
Shareholders’ equity:
Ordinary shares, $.001 par value Authorized 50,000,000 shares; 1,380,000 shares issued and outstanding	1,380
Additional paid-in capital	23,620
Deficit accumulated during the development stage	(8,967)
Total shareholders’ equity	16,033
Total liabilities and shareholders’ equity	$161,033

The accompanying notes are an integral part of these financial statements

GSME ACQUISITION PARTNERS I
(A Development Stage Company)

STATEMENT OF OPERATIONS
For the Period March 27, 2008 (Inception) to December 31, 2008

Formation and operating costs	$8,967
Net loss	(8,967)
Weighted average shares outstanding	1,380,000
Basic and diluted net loss per share	$(0.01)

The accompanying notes are an integral part of these financial statements

GSME ACQUISITION PARTNERS I
(A Development Stage Company)

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
For the Period March 27, 2008 (Inception) to December 31, 2008

	Ordinary Shares		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Shareholders’ Equity
	Shares	Amount
Ordinary shares issued at inception at $0.02 per share	1,380,000	$1,380	$23,620	$—	$25,000
Net loss	—	—	—	(8,967)	(8,967)
Balance at December 31, 2008	1,380,000	$1,380	$23,620	$(8,967)	$16,033

The accompanying notes are an integral part of these financial statements

GSME ACQUISITION PARTNERS I
(A Development Stage Company)

STATEMENT OF CASH FLOWS
For the Period March 27, 2008 (Inception) to December 31, 2008

Cash flows from operating activities
Net loss	$(8,967)
Net cash provided by operating activities	(8,967)
Cash flows from financing activities
Proceeds from sale of ordinary shares to founding Shareholders	25,000
Proceeds from due to shareholder	125,000
Deferred offering costs paid	(125,934)
Net cash provided by financing activities	24,066
Net increase in cash	15,099
Cash at beginning of period	—
Cash at end of period	$15,099
Supplemental disclosures of non-cash financing activities
Accrued deferred offering costs including those due to shareholder	$20,000

The accompanying notes are an integral part of these financial statements

GSME ACQUISITION PARTNERS I
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Plan of Business Operations

GSME Acquisition Partners I (the “Company”) was incorporated in the Cayman Islands on March 27, 2008 as a blank check company whose objective is to acquire an operating business, or control of such operating business through contractual arrangements, that has its principal operations located in the People’s Republic of China.

At December 31, 2008, the Company had not yet commenced any operations. All activity from March 27, 2008 (inception) to December 31, 2008 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31st as its fiscal year end.

The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 3,600,000 units (“Units”) which is discussed in Note 3 (“Proposed Offering”). The Company's management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business that has its principal operations located in the People’s Republic of China (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least $10.00 per unit sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses and other entities it engages execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Two of the Company’s officers have agreed that they will be proportionally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced below $10.00 per share by the claims of target businesses or by vendors or other entities that are owed money by the Company for services rendered contracted for or products sold to the Company. However, there can be no assurance that they will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, any interest earned on the Trust Account may be released to the Company to fund working capital and to pay the Company’s tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for shareholder approval. In the event that shareholders owning more than 80.99% of the total number of shares sold in the Proposed Offering exercise their conversion rights, regardless of whether they vote for or against the Business Combination, the Business Combination will not be consummated. All of the Company’s shareholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Initial Shareholders”), have agreed to vote their founding ordinary shares in accordance with the vote of the majority in interest of all other shareholders of the Company (“Public Shareholders”) with respect to any Business Combination and have agreed to vote any ordinary shares acquired in the Proposed Offering or in the aftermarket in favor of any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Shareholder may demand that the Company convert his or her shares. If a Public Shareholder votes against a proposed Business Combination, the per share conversion price will equal $10.00 per share. Any Public Shareholder will have the right to vote for the proposed Business Combination and demand that such shareholder’s shares

GSME ACQUISITION PARTNERS I
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Plan of Business Operations  – (continued)

be converted into a pro rata share of the Trust Account (which amount, when aggregated with the right to receive an additional $0.30 per eligible share pursuant to the letter of credit, is initially anticipated to be approximately $10.30 per share).

The Company’s Memorandum and Articles of Association provides that the Company will continue in existence only until 12 months from the consummation of the Proposed Offering or until 18 months from the consummation of the Proposed Offering if the Company has signed a letter of intent, memorandum of understanding or definitive agreement within such 12-month period. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will dissolve and liquidate for the purposes of winding up its affairs.

Note 2 — Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Geographical Risk

The Company’s operations, if a Business Combination is consummated outside the United States, will be subject to local government regulations and to the uncertainties of the economic and political conditions of those areas.

Income Taxes

The Company was incorporated as a Cayman Island exempted company and management does not foresee any taxable income imposition.

Earnings per Share

Basic earnings per share is computed by dividing net income by the weighted-average number of ordinary shares outstanding during the period. The 1,380,000 ordinary shares issued to the Company’s Initial Shareholders were issued for $0.02 per share, which is considerably less than the Proposed Offering per share price. Under the provisions of FASB No. 128 and SAB Topic 4:D such shares have been assumed to be retroactively outstanding for the period since inception.

There are no potentially dilutive securities at December 31, 2008.

Recent Accounting Pronouncements

SFAS No. 141(R), Business Combinations (“SFAS 141(R)”), was issued in December 2007. SFAS 141(R) requires that upon initially obtaining control, an acquirer will recognize 100% of the fair values of acquired assets, including goodwill, and assumed liabilities, with only limited exceptions, even if the acquirer has not acquired 100% of its target. Additionally, contingent consideration arrangements will be fair valued at the acquisition date and included on that basis in the purchase price consideration and transaction costs will be expensed as incurred. SFAS 141(R) also modifies the recognition for pre-acquisition contingencies, such as environmental or legal issues, restructuring plans and acquired research and development value in purchase

GSME ACQUISITION PARTNERS I
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies  – (continued)

accounting. SFAS 141(R) amends SFAS No. 109, Accounting for Income Taxes, to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008. Adoption is prospective and early adoption is not permitted. The Company adopted SFAS 141(R) on January 1, 2009. SFAS 141(R)’s impact on accounting for business combinations is dependent upon acquisitions at that time.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3 — Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 3,600,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 540,000 units solely to cover over allotments, if any). Each Unit consists of one ordinary share, $.001 par value, of the Company and one Redeemable Purchase Warrant (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one ordinary share at an exercise price of $11.50 commencing upon the completion of a Business Combination and expiring five years from the effective date of the Proposed Offering. The Company may redeem the Warrants, at a price of $.01 per Warrant upon 30 days notice while the Warrants are exercisable, only in the event that the last sale price of the ordinary shares is at least $17.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. If the Company redeems the Warrants as described above, management will have the option to require any holder that wishes to exercise his Warrant to do so on a “cashless basis.’' In such event, the holder would pay the exercise price by surrendering his Warrants for that number of ordinary shares equal to the quotient obtained by dividing (X) the product of the number of ordinary shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (Y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of Warrants. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The Company will pay the underwriters in the Proposed Offering an underwriting discount of 7.0% of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that 4.0% of the underwriting discounts will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company's liquidation if it is unable to complete a Business Combination. The underwriters have also agreed that the entire 7.0% discount relating to the units sold pursuant to the over-allotment option will be deferred. The Company will also issue a unit purchase option, for $100, to Cohen & Company Securities, LLC (“Cohen Securities”), the representative of the underwriters in the Proposed Offering, to purchase 360,000 Units (10% of the total number of units sold in the public offering) at an exercise price of $15.00 per Unit (150% of the public offering price). The Units issuable upon exercise of this option are identical to the Units being offered in the Proposed Offering. This option is exercisable commencing on the later of the consummation of a Business Combination and one year from the date of the Proposed Offering and expiring five years from the date of the Proposed Offering. The Company

GSME ACQUISITION PARTNERS I
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 3 — Proposed Public Offering  – (continued)

intends to account for the fair value of the unit purchase option, net of the receipt of the $100 cash payment, as an expense of the Proposed Offering resulting in a charge directly to shareholders' equity. The Company estimates the fair value of this unit purchase option is approximately $2.14 per unit using a Black-Scholes option-pricing model.

The fair value of the unit purchase option granted to the underwriter is estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 2.59% and (3) expected life of 5 years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying ordinary shares) to exercise the unit purchase option without the payment of cash.

The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

Note 4 — Deferred Offering Costs

Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to shareholders' equity upon the receipt of the capital raised. Should the Proposed Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Note 5 — Related Party Transactions

The Company has entered into a unsecured promissory note with an officer of the Company in an aggregate principal amount of $125,000. The note does not bear interest. The note is payable on the completion of the Proposed Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

Note 6 — Shareholder's Equity

Common Stock

The Company is authorized to issue up to 50,000,000 ordinary shares, par value $0.001 per share. The holders of the ordinary shares are entitled to one vote for each ordinary share. In addition, the holders of the ordinary shares are entitled to receive dividends when, as and if declared by the board of directors. In September 2009, the Company’s board of directors authorized a share dividend of approximately 0.067 shares for each outstanding ordinary share for a total of 86,250 additional shares. All references to share and per share amounts have been restated to retroactively reflect this transaction.

As of December 31, 2008, 1,380,000 ordinary shares were issued and outstanding, of which 180,000 ordinary shares are subject to forfeiture to the extent that the underwriters' over-allotment option is not exercised in full.

Preferred Stock

The Company is authorized to issue up to 1,000,000 shares of preferred stock, par value $0.001 per share. As of December 31, 2008 no shares were issued or outstanding.

GSME ACQUISITION PARTNERS I
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 7 — Commitments

The Initial Shareholders are expected to execute letter agreements with the Company waiving their rights to receive distributions with respect to their founding ordinary shares upon the Company's liquidation. The Company's Insiders and/or their designees have committed to purchase 3,600,000 Warrants (“Insider Warrants”) at $0.50 per Warrant (for an aggregate purchase price of $1,800,000) privately from the Company. This purchase will take place simultaneously with the consummation of the Proposed Offering. All of the proceeds received from this purchase will be placed in the Trust Account. The Insider Warrants to be purchased will be identical to the Warrants being offered in the Proposed Offering except that the Insider Warrants may be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by the Company, in each case so long as such securities are held by the Insiders or their affiliates. Additionally, all Insiders have waived their rights to receive distributions upon the Company's liquidation prior to a Business Combination with respect to the Insider Shares. Furthermore, all Insiders have agreed that the Insider Warrants and underlying securities will not be sold or transferred until 60 days after the Company has completed a Business Combination.

The Initial Shareholders and the holders of the Insider Warrants will be entitled to registration rights with respect to their founding shares pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of the founding shares are entitled to make up to two demands that the Company register such shares. The holders of the majority of the founding shares and the holders of the majority of the Insider Warrants can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of the Insider Warrants (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Initial Shareholders have certain “piggy-back” registration rights on registration statements filed after the Company's consummation of a Business Combination.

GSME ACQUISITION PARTNERS I
(A Development Stage Company)

CONDENSED BALANCE SHEET

	June 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Current Assets:
Cash	$2,957	$15,099
Deferred Offering Costs associated with offering	278,076	145,934
Total assets	$281,033	$161,033
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$140,000	$20,000
Due to related party	125,000	125,000
Total Liabilities	265,000	145,000
Shareholders’ equity:
Ordinary shares, $.001 par value
Authorized 50,000,000 shares:
1,380,000 shares issued and outstanding	1,380	1,380
Additional Paid-in capital	23,620	23,620
Deficit accumulated during the development stage	(8,967)	(8,967)
Total shareholders' equity	16,033	16,033
Total liabilities and shareholders’ equity	$281,033	$161,033

GSME ACQUISITION PARTNERS I
(A Development Stage Company)

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

	For the Six Months Ended June 30, 2009	For the Period from March 27, 2008 (Inception) to June 30, 2008	For the Period from March 27, 2008 (inception) to June 30, 2009
Formation and operating costs	$—	$8,967	$8,967
Net loss	—	(8,967)	(8,967)
Weighted average shares outstanding	1,380,000	1,380,000	1,380,000
Basic and diluted net loss per share	$—	$0.01	$0.01

GSME ACQUISITION PARTNERS I
(A Development Stage Company)

UNAUDITED CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
For the Period March 27, 2008 (Inception) to June 30, 2009

	Ordinary Shares		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Shareholders’ Equity
	Shares	Amount
Ordinary shares issued at inception at $0.02 per share	1,380,000	$1,380	$23,620	$—	$25,000
Net loss	—	—	—	(8,967)	(8,967)
Balance at June 30, 2009	1,380,000	$1,380	$23,620	$(8,967)	$16,033

GSME ACQUISITION PARTNERS I
(A Development Stage Company)

UNAUDITED CONDENSED STATEMENT OF CASH FLOWS

	For the Six Months Ended June 30, 2009	For the Period from March 27, 2008 (Inception) to June 30, 2008	For the Period from March 27, 2008 (Inception) to June 30, 2009
Cash flows from operating activities
Net loss	$—	$(8,967)	$(8,967)
Net cash provided by operating activities	—	(8,967)	(8,967)
Cash flows from financing activities
Proceeds from sale of ordinary shares to founding Shareholders	—	25,000	25,000
Proceeds from due to shareholder	—	125,000	125,000
Deferred offering costs paid	(12,142)	(125,516)	(138,076)
Net cash provided by financing activities	(12,142)	24,484	11,924
Net increase in cash
Cash at beginning of period	15,099	—	—
Cash at end of period	$2,957	$15,517	$2,957
Supplemental disclosures of non-cash financing activities
Accrued deferred offering costs including those due to shareholder	$120,000	$145,516	$140,000

GSME ACQUISITION PARTNERS I
(A Development Stage Company)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Organization and Plan of Business Operations

GSME Acquisition Partners I (the “Company”) was incorporated in the Cayman Islands on March 27, 2008 as a blank check company whose objective is to acquire an operating business, or control of such operating business through contractual arrangements, that has its principal operations located in the People’s Republic of China.

The accompanying condensed financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of the Company’s management, the accompanying condensed financial statements contain all adjustments (consisting of normal recurring accruals and adjustments) necessary to present fairly the financial position, results of operations and cash flows of the Company at the dates and for the periods indicated. The interim results for the period ended June 30, 2009 are not necessarily indicative of results for the full 2009 fiscal year or any other future interim periods, as more fully described in the annual report included elsewhere in this registration statement.

Note 2 — Shareholder’s Equity

Common Stock

The Company is authorized to issue up to 50,000,000 ordinary shares, par value $0.001 per share. The holders of the ordinary shares are entitled to one vote for each ordinary share. In addition, the holders of the ordinary shares are entitled to receive dividends when, as and if declared by the board of directors. In September 2009, the Company’s board of directors authorized a share dividend of approximately 0.067 shares for each outstanding ordinary share for a total of 86,250 additional shares. All references to share and per share amounts have been restated to retroactively reect this transaction.

As of June 30, 2009, 1,380,000 ordinary shares were issued and outstanding, of which 180,000 ordinary shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full.

Note 3 — Subsequent Events

The Company has evaluated subsequent events through October 16, 2009, the date on which the financial statements were issued.

Until , 2009, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$36,000,000

GSME ACQUISITION PARTNERS I

3,600,000 Units

PROSPECTUS

Cohen & Company Securities, LLC

 , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association will provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following ordinary shares without registration under the Securities Act, each of whom are accredited investors under Rule 501 of the Securities Act:

Shareholders	Number of Shares
Jing Dong Gao	1,125,563
Eli D. Scher	129,375
Lawrence S. Wizel	38,812

Such shares were issued on March 27, 2008 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. The shares issued to the individuals above were sold for an aggregate offering price of $25,000 at an average purchase price of $0.02 per share. Mr. Gao transferred all his shares to MCK Capital Co., Limited, an entity he controls. In September 2009, our board of directors authorized a share dividend of approximately 0.067 shares for each outstanding ordinary share.

No underwriting discounts or commissions were paid with respect to such sales.

Item 8. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Form of Amended and Restated Memorandum and Articles of Association.
4.1	Specimen Unit Certificate.*
4.2	Specimen Ordinary Share Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
4.5	Form of Representative’s Unit Purchase Option.
5.1	Opinion of Solomon Harris.
5.2	Opinion of Graubard Miller.*
10.1	Letter Agreement among the Registrant, Cohen & Company Securities, LLC and Jing Dong Gao.
10.2	Letter Agreement among the Registrant, Cohen & Company Securities, LLC and Eli D. Scher.
10.3	Letter Agreement among the Registrant, Cohen & Company Securities, LLC and Lawrence S. Wizel.
10.4	Letter Agreement among the Registrant, Cohen & Company Securities, LLC and Zhong Wen Lin.

Exhibit No.	Description
10.5	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.6	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Shareholders.
10.7	Promissory Note issued to Eli D. Scher.*
10.8	Form of Registration Rights Agreement among the Registrant and the Initial Shareholders.*
10.9	Form of Subscription Agreement among the Registrant, Graubard Miller and each of MCK Capital Co., Limited, Eli D. Scher and Lawrence S. Wizel.*
10.10	Form of Letter of Credit.
23.1	Consent of Crowe Horwath LLP.
23.2	Consent of Solomon Harris (included in Exhibit 5.1).
23.3	Consent of Graubard Miller (included in Exhibit 5.2).*
24	Power of Attorney (included on signature page of this Registration Statement).*

*	Previously filed.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, People’s Republic of China, on the 13th day of November, 2009.

GSME ACQUISITION PARTNERS I

By:	/s/ Eli D. Scher Eli D. Scher Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Jing Dong Gao Jing Dong Gao	Chairman of the Board	November 13, 2009
/s/ Eli D. Scher Eli D. Scher	Chief Executive Officer (Principal Executive Officer) and Director	November 13, 2009
* Zhong Wen Lin	Vice President, Finance (Principal Financial and Accounting Officer)	November 13, 2009
*By:	Eli D. Scher Power of Attorney

Authorized Representative in the United States:

Graubard Miller

By:	/s/ Jeffrey M. Gallant Name: Jeffrey M. Gallant Title: Partner Date: November 13, 2009